Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT,
MARKED BY [***], HAS BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)
BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Execution Version

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of January 28, 2022 by and among SUMMER INFANT, INC. (the “Company”) and SUMMER INFANT (USA), INC. (together with the Company, “Borrowers”), the guarantors from time to time party to the Loan Agreement referenced below (“Guarantors”, and together with Borrowers, “Obligors”), BANK OF AMERICA, N.A., in its capacity as the sole existing “Lender” under the Loan Agreement referenced below (“Sole Lender”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

R E C I T A L S:

WHEREAS, Obligors, Agent and Sole Lender have previously entered into that certain Third Amended and Restated Loan and Security Agreement dated as of October 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Agent and Sole Lender have made certain loans and financial accommodations available to Borrowers;

WHEREAS, Borrowers have requested that Agent and Sole Lender amend certain provisions of the Loan Agreement and provide certain other accommodations to Borrowers;

WHEREAS, notwithstanding that Agent and Sole Lender are under no obligation to amend the Loan Agreement, Agent and Sole Lender are willing to make certain additional financial accommodations as requested by Borrowers, such that Borrowers, Agent and Sole Lender have agreed to amend the Loan Agreement and the other Loan Documents on the terms and subject to satisfaction of the conditions set forth in this Amendment; and

WHEREAS, each Obligor is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements and covenants herein contained and for the purposes of setting forth the terms and conditions of this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows:

AGREEMENT

1.            Capitalized Terms. Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.            Acknowledgements and Stipulations. To induce Agent and Sole Lender to enter into this Amendment, each Obligor acknowledges, stipulates and agrees that:

(a)            Recitals True and Correct. Each of the Recitals contained at the beginning of this Amendment is true and correct;

(b)            Obligations Outstanding. Obligors hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, each Obligor is liable to Agent and Lenders for all of the Obligations, including, without limitation, (a) for all principal and accrued interest owed under the Loan Documents, whether now due or hereafter accruing; and (b) for all fees, and all Extraordinary Expenses (including reasonable attorneys’ fees and expenses) heretofore or hereafter incurred by Agent and/or any Lender in connection with the protection, preservation, and enforcement by Agent and Lenders of its/their rights and remedies under the Loan Documents and/or this Amendment, including, without limitation, the negotiation and preparation of this Amendment, and any of the other documents, instruments or agreements executed in connection therewith;

(c)            No Defense or Counterclaim. All of the Loans and other Obligations are not subject to any defense, deduction, offset or counterclaim by Obligors to Lenders (and, to the extent any Obligor had any such defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by each such Obligor in accordance with Section 6 below);

(d)            Loan Documents Binding and Enforceable. The Loan Documents executed by Obligors are legal, valid and binding obligations enforceable against each Obligor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

(e)            Liens Valid. The Liens granted by Obligors to Agent, for the benefit of itself and the Lenders, in the Collateral are valid and duly perfected, first-priority liens, subject only to any Permitted Liens;

(f)            Security Interest Ratification. Each Obligor hereby ratifies, confirms and reaffirms that all security interests and Liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations and liabilities pursuant to the Loan Documents, whether now existing or hereafter arising; and

(g)            Legal Counsel. Prior to executing this Amendment, Obligors consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representations of Agent or Sole Lender, or any counsel to Agent or Sole Lender, concerning the legal effects of this Amendment or any provision hereof.

3.            Amendments to the Loan Agreement. Subject to the satisfaction of the terms and conditions set forth in this Amendment, the Obligors, Sole Lender and Agent agree that the Loan Agreement be, and it is hereby is, amended, effective as of the date of this Amendment, as set forth on Annex A to this Amendment. Language being inserted into any applicable section of the Credit Agreement is designated by blue double underlined text. Language being deleted from any applicable section of the Credit Agreement is designated by ~~red strike-through text~~. In addition, the Schedules to the Credit Agreement attached thereto are hereby amended and restated in their entirety by replacing them with the Schedules attached as Annex B hereto.

4.            Amendment Fee. For the accommodations reflected in this Amendment, Borrowers shall pay to Agent for the account of Sole Lender, a one-time amendment fee in an amount equal to $30,000 (the “Amendment Fee”), which Amendment Fee shall be fully earned on the date hereof and shall be due and payable by Borrowers in immediately available funds on the date hereof. The Amendment Fee is in addition to any other fee set forth in the Loan Documents and shall not be refundable for any reason whatsoever.

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5.            No Default; Representations and Warranties, Etc. Obligors hereby represent, warrant and confirm that: (a) after giving effect to this Amendment, all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.            Ratification and Confirmation. Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect. Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.            Waiver; Release. To induce Agent and Sole Lender to enter into this Amendment, including providing the waivers provided for herein, and for other good and valuable consideration, each Obligor hereby forever waives, relieves, releases, and forever discharges Agent and Sole Lender, together with its respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims, or by reason of any matter, cause or anything whatsoever existing or arising from the beginning of time through and including the date of execution of this Amendment relating to or arising out of the Loan Agreement and any of the Loan Documents or otherwise, including, without limitation, any actual or alleged act or omission of or on behalf of Agent and/or Sole Lender with respect to the Loan Documents and any security interest, Liens or Collateral in connection therewith, or the enforcement of any of Agent and/or Sole Lender’s rights or remedies thereunder (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Agreement and the other Loan Documents, this Amendment, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing, and/or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

(a)            By entering into this release, each Obligor recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of each Obligor hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any Obligor should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, no Obligor shall be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Obligor acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or Sole Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

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(b)            This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Obligor acknowledges that the release(s) contained herein constitute(s) a material inducement to Agent and Sole Lender to enter into this Amendment, and that Agent and Sole Lender would not have done so but for Agent’s and Sole Lender’s expectation that such release(s) is valid and enforceable in all events.

(c)            Each Obligor hereby represents and warrants to Agent and Sole Lender, and Agent and Sole Lender are relying thereon, as follows:

i.            Except as expressly stated in this Amendment, neither Agent nor Sole Lender nor any other agent, employee or representative of Agent and/or Sole Lender, has made any statement or representation to any Obligor regarding any fact relied upon by such Obligor in entering into this Amendment;

ii.            Each Obligor has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary;

iii.            The terms of this Amendment are contractual and not a mere recital; and

iv.            This Amendment has been carefully read by each Obligor, the contents hereof are known and understood by each such Obligor, and this Amendment is signed freely, and without duress, by each such Obligor.

(d)            Each Obligor further represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Each Obligor shall indemnify Agent and Sole Lender, and defend and hold it/them harmless from and against all claims based upon, or arising in connection with, prior assignments or purported assignments or transfers of any claims or matters released herein.

8.            Expenses of Agent and Sole Lender. Borrowers agree to pay, on demand, all reasonable costs and expenses incurred by Agent and Sole Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all agreements, amendments, modifications, and supplements to the Loan Agreement, including, without limitation, the reasonable fees of Agent’s and Sole Lenders’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby. Each Borrower acknowledges that Agent and Sole Lender may charge any and all such reasonable fees, costs and expenses to Borrowers’ loan account in accordance with the Loan Agreement, and Agent and Sole Lender agree to promptly provide all invoices to Borrowers related to such fees, costs and expenses after charging the loan account therefor.

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9.            Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent (such date being defined as the “Effective Date”):

(a)            Agent shall have received counterparts to this Amendment, duly executed by Agent, Sole Lender and Obligors;

(b)            Agent shall have received updated Disclosure Schedules to the Loan Agreement, dated as of the Effective Date;

(c)            Agent shall have received true and complete copies of the fully executed Second Lien Loan Documents;

(d)            Agent shall have received executed resolutions of the board of directors of each Borrower authorizing the execution and delivery of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement (as amended by this Amendment);

(e)            Agent shall have received lien, tax and judgment searches from the applicable filing offices with respect to each of the Obligors evidencing Agent’s first priority Liens on the Collateral (subject only to Permitted Liens);

(f)            Agent shall have received from Summer Infant (USA), Inc. (i) an executed Grant of Security Interest in United States Patents and (ii) an executed Grant of Security Interest in United States Trademarks;

(g)            Agent shall have received a fully executed copy of the Deposit Account Control Agreement, dated as of the Effective Date, among Agent, Second Lien Agent, Bank of America, N.A. and Summer Infant (USA), Inc.; and

(h)            Agent shall have received the Amendment Fee.

10.            Reservation of Rights. This Amendment shall be limited precisely as written and, except as expressly set forth herein, neither the fact of Agent and Sole Lender’s agreement to enter into this Amendment nor any other term or provisions herein shall, or shall be deemed or construed to, (i) be a consent to any forbearance, waiver, amendment or modification of any term, provision or condition of the Loan Documents, (ii) affect, impair, operate as a waiver of, or prejudice any right, power or remedy which Agent and Sole Lender may now or hereafter have pursuant to the Loan Documents or any other document, agreement, security agreement or instrument executed in connection with or related to the Loan Documents, or at law or in equity or by statute including, without limitation, with regard to any existing or hereafter arising Event of Default, (iii) impose upon Agent or Sole Lender any obligation, express or implied, to consent to any amendment or further modification of the Loan Documents, or (iv) be a consent to any waiver of any existing Event of Default. Agent and Sole Lender hereby expressly reserve all rights, powers and remedies specifically given to either of them under the Loan Documents or now or hereafter existing at law, in equity or by statute.

11.            Miscellaneous.

(a)            Further Assurances. Obligors shall take such further actions, and execute and deliver to Agent and Lenders such additional assignments, agreements, supplements, powers and instruments, as Agent and/or Lenders may deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Collateral and the rights and interests granted to Agent and Lenders under the Loan Agreement and the other Loan Documents, or to permit Agent and Lenders to exercise and enforce their rights, powers and remedies with respect to any Collateral. Without limiting the generality of the foregoing, but subject to applicable law, Obligors shall make, execute, endorse, acknowledge, file or refile and/or deliver to Agent from time to time upon request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments.

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(b)            Full Force and Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and each other Loan Document shall remain in full force and effect. This Amendment, the Loan Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(c)            Non-Waiver. Except as specifically provided herein, none of this Amendment or Agent’s and/or any Lender’s continued making of Loans or other extensions of credit at any time extended to Borrowers in accordance with this Amendment, the Loan Agreement, and the other Loan Documents shall be deemed a waiver of or consent to any Default or Event of Default. Obligors agree that any such Default and/or Event of Default, if any, shall not be deemed to have been waived, released or cured by virtue of Loans or other extensions of credit at any time extended to Borrowers, or by Agent’s and/or Sole Lender’s agreements provided for herein. Nothing in this Amendment shall restrict Agent’s or Sole Lender’s ability to take or refrain from taking or exercise any right that may exist under the Loan Documents.

(d)            Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, pdf or by other electronic means acceptable to Agent (including, without limitation, by electronic signature to the extent acceptable to Agent) shall be equally as effective as delivery of an original, manually executed, counterpart. Any party delivering an executed counterpart of a signature page to this Amendment by telecopier, pdf or other electronic means (including by electronic signature) shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(e)            No Third Parties Benefited. This Amendment is made and entered into for the sole benefit of Obligors, Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Amendment, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

(f)            Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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(g)            Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)            Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND SOLE LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THIS AMENDMENT IN RESPECT OF THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS OF BORROWERS, THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AMENDMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT OF THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND SOLE LENDER EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH OBLIGOR PARTY OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

(i)            Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS:

SUMMER INFANT, INC.

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Interim Chief Financial Officer

SUMMER INFANT (USA), INC.

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Chief Financial Officer

GUARANTORS:

SUMMER INFANT CANADA, LIMITED

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Chief Financial Officer

SUMMER INFANT EUROPE LIMITED

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Loan and Security Agreement]

AGENT:

BANK OF AMERICA, N.A.,
as Agent

By	/s/ Cynthia G. Stannard
	Name:	Cynthia Stannard
	Title:	Senior Vice President

LENDER:

BANK OF AMERICA, N.A.,
as Sole Lender

By	/s/ Cynthia G. Stannard
	Name:	Cynthia Stannard
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Loan and Security Agreement]

ANNEX A

[Attached]

~~Execution Copy~~Annex A to

Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

SUMMER INFANT, INC., and

SUMMER INFANT (USA), INC.,

as Borrowers, and

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of October 15, 2020

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION		1
1.1.	Definitions	1
1.2.	Accounting Terms	~~38~~40
1.3.	Uniform Commercial Code and PPSA	40
1.4.	Certain Matters of Construction	~~39~~41
1.5.	Currency Equivalents	~~40~~42
SECTION 2. CREDIT FACILITIES		~~40~~42
2.1.	FILO and Revolver Commitments	~~40~~42
2.2.	Term Loan Commitment	~~43~~45
2.3.	Letter of Credit Facility	~~43~~45
SECTION 3. INTEREST, FEES AND CHARGES		~~46~~47
3.1.	Interest	~~46~~47
3.2.	Fees	~~47~~49
3.3.	Computation of Interest, Fees, Yield Protection	~~47~~49
3.4.	Reimbursement Obligations	~~48~~50
3.5.	Illegality	~~48~~50
3.6.	Inability to Determine Rates.	~~48~~51
3.7.	Increased Costs; Capital Adequacy	~~51~~54
3.8.	Mitigation	~~52~~55
3.9.	Funding Losses	~~52~~55
3.10.	Maximum Interest	~~52~~55
SECTION 4. LOAN ADMINISTRATION		~~53~~55
4.1.	Manner of Borrowing and Funding of FILO Loans and Revolver Loans	~~53~~55
4.2.	Defaulting Lender	~~54~~57
4.3.	Number and Amount of ~~LIBOR~~BSBY Loans; Determination of Rate	~~55~~57
4.4.	Borrower Agent	~~55~~58
4.5.	One Obligation	~~55~~58
4.6.	Effect of Termination	~~55~~58
SECTION 5. PAYMENTS		~~56~~58
5.1.	General Payment Provisions	~~56~~58
5.2.	Repayment of FILO Loans and Revolver Loans	~~56~~59
5.3.	Repayment of Term Loans	~~56~~59
5.4.	Payment of Other Obligations	~~57~~60
5.5.	Marshaling; Payments Set Aside	~~57~~60
5.6.	Application and Allocation of Payments	~~57~~60
5.7.	Dominion Accounts	~~60~~63
5.8.	Account Stated	~~60~~63
5.9.	Taxes	~~60~~63
5.10.	Lender Tax Information	~~62~~65
5.11.	Nature and Extent of Each Borrower’s Liability	~~64~~66

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SECTION 6.	CONDITIONS PRECEDENT	~~66~~69
6.1.	Conditions Precedent to Initial Loans	~~66~~69
6.2.	Conditions Precedent to All Credit Extensions	~~68~~71
SECTION 7.	COLLATERAL	~~69~~71
7.1.	Grant of Security Interest	~~69~~71
7.2.	Lien on Deposit Accounts; Cash Collateral	~~70~~73
7.3.	[Reserved]	~~71~~73
7.4.	Other Collateral	~~71~~73
7.5.	No Assumption of Liability	~~71~~73
7.6.	Further Assurances	~~71~~74
SECTION 8.	COLLATERAL ADMINISTRATION	~~71~~74
8.1.	Borrowing Base Certificates	~~71~~74
8.2.	Administration of Accounts	~~72~~74
8.3.	Administration of Inventory	~~72~~75
8.4.	Administration of Equipment	~~73~~76
8.5.	Administration of Deposit Accounts	~~73~~76
8.6.	General Provisions	~~74~~76
8.7.	Power of Attorney	~~75~~77
SECTION 9.	REPRESENTATIONS AND WARRANTIES	~~75~~78
9.1.	General Representations and Warranties	~~75~~78
9.2.	Complete Disclosure	~~82~~85
SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	~~82~~85
10.1.	Affirmative Covenants	~~82~~85
10.2.	Negative Covenants	~~88~~90
10.3.	Financial Covenants	~~93~~95
10.4.	Restrictions on Activities of Company	~~93~~96
10.5.	Restrictions on Activities of Foreign Subsidiaries	~~94~~96
SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~94~~96
11.1.	Events of Default	~~94~~96
11.2.	Remedies upon Default	~~96~~99
11.3.	License	~~97~~100
11.4.	Setoff	~~97~~100
11.5.	Remedies Cumulative; No Waiver	~~98~~100

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SECTION 12.	AGENT	~~98~~101
12.1.	Appointment, Authority and Duties of Agent	~~98~~101
12.2.	Agreements Regarding Collateral and Borrower Materials	~~99~~102
12.3.	Reliance By Agent	~~100~~102
12.4.	Action Upon Default	~~100~~102
12.5.	Ratable Sharing	~~100~~103
12.6.	Indemnification	~~100~~103
12.7.	Limitation on Responsibilities of Agent	~~101~~103
12.8.	Successor Agent and Co-Agents	~~101~~104
12.9.	Due Diligence and Non-Reliance	~~102~~104
12.10.	Remittance of Payments and Collections	~~102~~104
12.11.	Individual Capacities	~~102~~105
12.12.	Titles	~~103~~105
12.13.	Certain ERISA Matters	~~103~~105
12.14.	Bank Product Providers	~~103~~106
12.15.	No Third Party Beneficiaries	~~103~~106
SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	~~104~~106
13.1.	Successors and Assigns	~~104~~106
13.2.	Participations	~~104~~106
13.3.	Assignments	~~105~~107
13.4.	Replacement of Certain Lenders	~~105~~108
SECTION 14.	THE GUARANTEE	~~106~~108
14.1.	Guarantee	~~106~~108
14.2.	Obligations Unconditional	~~106~~108
14.3.	Reinstatement	~~107~~109
14.4.	Subrogation	~~107~~109
14.5.	Remedies	~~107~~110
14.6.	Instrument for the Payment of Money	~~107~~110
14.7.	Continuing Guarantee	~~107~~110
14.8.	General Limitation on Amount of Obligations Guaranteed	~~107~~110
14.9.	Joint Enterprise	~~108~~110
14.10.	Subordination	~~108~~110
14.11.	Conflicts with Canadian Guaranty or UK Guaranty	~~108~~110

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SECTION 15.	MISCELLANEOUS	~~108~~111
15.1.	Consents, Amendments and Waivers	~~108~~111
15.2.	Indemnity	~~109~~112
15.3.	Notices and Communications	~~109~~112
15.4.	Performance of Obligors’ Obligations	~~111~~113
15.5.	Credit Inquiries	~~111~~113
15.6.	Severability	~~111~~113
15.7.	Cumulative Effect; Conflict of Terms	~~111~~114
15.8.	Counterparts	~~111~~114
15.9.	Entire Agreement	~~111~~114
15.10.	Relationship with Lenders	~~112~~114
15.11.	No Advisory or Fiduciary Responsibility	~~112~~114
15.12.	Confidentiality	~~112~~115
15.13.	GOVERNING LAW	~~113~~115
15.14.	Consent to Forum	~~113~~115
15.15.	Waivers by Obligors	~~113~~115
15.16.	Patriot Act Notice	~~113~~116
15.17.	Canadian Anti-Money Laundering Legislation	~~114~~116
15.18.	Continued Effectiveness; No Novation	~~114~~117
15.19.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~115~~117
15.20.	[Reserved]	~~115~~118
15.21.	Acknowledgement Regarding Any Supported QFCs	~~122~~118

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment and Acceptance
Exhibit B	Assignment Notice

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Accruals
Schedule 1.1(c)	Existing Letters of Credit
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Title to Properties; Liens
Schedule 9.1.8	Surety Obligations
Schedule 9.1.10	Brokers
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.13	Compliance with Laws
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Permitted Liens
Schedule 10.2.17	Existing Affiliate Transactions

-v-

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of October 15, 2020 (this “Agreement”), among SUMMER INFANT, INC., a Delaware corporation (the “Company”), SUMMER INFANT (USA), INC., a Rhode Island corporation (“SI USA”, and together with Company, collectively, “Borrowers”), THE GUARANTORS FROM TIME TO TIME PARTY HERETO, the financial institutions from time to time party to this Agreement from time to time as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent and security trustee for the Lenders (“Agent”) amends and restates in its entirety that certain Second Amended and Restated Loan and Security Agreement dated as of June 28, 2018 (as amended prior to the date hereof, the “Existing Credit Agreement”) among the Borrowers, the guarantors party thereto, the lenders party thereto, Bank of America, N.A. as agent.

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise of the Borrowers and the other Obligors. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1.      DEFINITIONS; RULES OF CONSTRUCTION

1.1.            Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC (or, with respect to any account receivable of any Canadian Guarantor to which the PPSA is applicable, as defined in the PPSA or, with respect to any UK Guarantor, Book Debts), including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper, General Intangible or Intangible.

Accounts Formula Amount: 85% of the Value of Eligible Accounts.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division, or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, amalgamation, consolidation or combination of a Borrower or Subsidiary with another Person.

Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, field examiners, turnaround consultants, and other professionals and experts retained by Agent.

Agreement Currency: as defined in Section 1.5.

Aggregate FILO Commitment Amount, Aggregate FILO Account Advance Percentage, and Aggregate FILO Inventory Advance Percentage: for each applicable period set forth below the applicable commitment amount or percentage, as applicable, set forth below:

Applicable Period	Aggregate FILO Commitment Amount	Aggregate FILO Account Advance Percentage	Aggregate FILO Inventory Advance Percentage
Restatement Date – December 31, 2020	$2,500,000	5.0000%	10.000%
January 1, 2021 – March 31, 2021	$2,343,750	4.6875%	9.375%
April 1, 2021 – June 30, 2021	$2,187,500	4.3750%	8.750%
July 1, 2021 – September 30, 2021	$2,031,250	4.0625%	8.125%

October 1 2021 – December 31, 2021	$1,875,000	3.7500%	7.500%
January 1, 2022 – March 31, 2022	$1,718,750	3.4375%	6.875%
April 1, 2022 – June 30, 2022	$1,562,500	3.1250%	6.125%
July 1, 2022 – September 30, 2022	$1,406250	2.8125%	5.625%

October 1, 2022 – December 31, 2022	$1,250,000	2.5000%	5.000%
January 1, 2023 – March 31, 2023	$1,093,750	2.1875%	4.375%
April 1, 2023 – June 30, 2023	$937,500	1.8750%	3.750%
July 1, 2023 – September 30, 2023	$781,250	1.5625%	3.125%

October 1, 2023 – December 31, 2023	$625,000	1.2500%	2.500%
January 1, 2024 – March 31, 2024	$468,750	0.9375%	1.875%
April 1, 2024 – June 30, 2024	$312,500	0.6250%	1.250%
July 1, 2024 – October 14, 2024	$156,250	0.3125%	0.625%

October 15, 2024 and thereafter	$0	0.0000%	0.00%

Allocable Amount: as defined in Section 5.11.3.

Amazon Companies: collectively, Amazon.com, Inc. and its Affiliates.

Amazon Companies Account Concentration Limit: (a) solely from August 27, 2021 through and including April 2, 2022, 55% of the aggregate Eligible Accounts, and (b) at all other times (including, for the avoidance of doubt, at all times on and after April 3, 2022), 45% of the aggregate Eligible Accounts.

Anti-Corruption Laws: means laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to any Obligor, including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee or commercial entity to obtain a business advantage; including the FCPA, and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act, the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and the UK Anti-Terrorism Laws.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities, and including, without limitation, the CPSC Regulations.

Applicable Margin or Applicable Unused Line Fee Rate: with respect to any Type of Loan, the margin set forth below, or with respect to the unused line fees payable under Section 3.2.1, the rate per annum set forth below, in each case, as determined for the most recently ended Fiscal Quarter:

Level	Average Quarterly Availability	Base Rate Revolver Loans	~~LIBOR~~ BSBY Revolver Loans	Base Rate FILO Loans	~~LIBOR~~ BSBY FILO Loans	Base Rate Term Loans	~~LIBOR~~ BSBY Term Loans	Applicable Unused Line Fee Rate
I	>$20,000,000	1.00%	2.00%	2.25%	3.25%	2.50%	3.50%	0.25%
II	<$20,000,000	1.25%	2.25%	2.25%	3.25%	2.50%	3.50%	0.375%

Until Agent shall have received the Borrowing Base Certificate for the month ended March 31, 2021, the respective Applicable Margins and Applicable Unused Line Fee Rate shall be determined as if Level II were applicable. Thereafter, the respective Applicable Margins and Applicable Unused Line Fee Rate shall be determined based upon Average Quarterly Availability for each Fiscal Quarter as determined by Agent based upon the Borrowing Base Certificates delivered pursuant to Section 8.1 for each month during such Fiscal Quarter, which determination shall be effective on the first day of the calendar month after receipt by Agent of the Borrowing Base Certificate for the last month in such Fiscal Quarter. If any financial statement, Borrowing Base Certificate or Compliance Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the respective Applicable Margins and Applicable Unused Line Fee Rate shall be determined as if Level II were applicable, from such day until the first day of the calendar month following actual receipt. Notwithstanding the foregoing or anything else to the contrary in this Agreement, until such time as Borrowers are in compliance with the Fixed Charge Coverage Ratio financial covenant set forth in Section 10.3.1, the Applicable Margin at any such time shall be 0.50% greater than the Applicable Margin that would otherwise be applicable above.

Applicable Percentage: with respect to any Lender, (a) with respect to Revolver Loans, LC Obligations, Revolver Overadvance Loans, Protective Advances or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolver Commitment and the denominator of which is the aggregate Revolver Commitments (provided, that if the Revolver Commitments have terminated or expired, each Lender’s Applicable Percentage shall be determined based upon such Lender’s share of the aggregate Revolver Exposure at such time), (b) with respect to FILO Loans, a percentage equal to a fraction the numerator of which is such Lender’s FILO Commitment and the denominator of which is the aggregate FILO Commitments (provided, that if the FILO Commitments have terminated or expired, each Lender’s Applicable Percentage shall be determined based upon such Lender’s share of the aggregate FILO Exposure at such time) and (c) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans of such Lender and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Approved Processors: collectively, ANA Global, Norco Plastics, Inc., and such other processors as Agent shall approve from time to time in its Permitted Discretion.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction, synthetic lease or statutory division of a limited liability company.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A.

Availability: at any time, (a) the lesser of (i) the aggregate Revolver Commitments at such time and (ii) the Revolver Borrowing Base, at such time minus (b) the Revolver Exposure at such time.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) reserves for accrued and unpaid Royalties, whether or not then due and payable; (d) the Bank Product Reserve; (e) the Canadian Priority Payables Reserve; (f) the UK Priority Payables Reserve; (g) the Dilution Reserve; (h) reserves for amounts owed by any Obligor to any processor (including, without limitation, the Approved Processors); (i) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (j) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

Average Availability: the average daily Availability for an applicable period.

Average Quarterly Availability: the average daily Availability for the applicable Fiscal Quarter.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law or regulation for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom (to the extent that the United Kingdom is not an EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union), Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation administration or other insolvency proceedings).

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) foreign exchange products or services; (c) products under Hedging Agreements; (d) commercial credit card and merchant card services; and (e) other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) ~~LIBOR~~the BSBY Rate for a ~~1~~one month interest period as ~~determined on~~of such day, plus 1.5%; provided, that in no event shall the Base Rate be less than zero.

Base Rate FILO Loan: a FILO Loan that bears interest based on the Base Rate.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Base Rate Term Loan: a Term Loan that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Blocked Person: means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named on the most current OFAC Lists.

Bloomberg: Bloomberg Index Services Limited.

Board of Governors: the Board of Governors of the Federal Reserve System.

Book Debts: as defined in the UK Security Agreements.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) unreimbursed reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Revolver Borrowing Base and FILO Borrowing Base information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowing: ~~a group of~~ Loans ~~of one Type that are~~ made ~~on the same day~~ or ~~are~~ converted ~~into Loans of one Type~~together on the same day, with the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the FILO Borrowing Base and the Revolver Borrowing Base.

Brand: the trade brand “Summer Infant” and the trade names, trademarks and other marketing assets owned by the Company and related to such trade brand.

Brand Appraisal: (a) the Valuation and Review dated as of the Restatement Date prepared by Gordon Brothers Asset Advisors LLC (“Gordon Brothers”) setting forth the Brand NOLV as of the Restatement Date (the “Initial Brand Appraisal”) and (b) such additional appraisals (or updates thereof) of the Brand prepared after the Restatement Date by Gordon Brothers Asset Advisors LLC (or such other appraisal firm(s) as shall be acceptable to the ~~Administrative~~ Agent in its Permitted Discretion) utilizing substantially the same methodology as utilized by Gordon Brothers Asset Advisors LLC in determining the Brand NOLV in the Initial Brand Appraisal.

Brand NOLV: the net orderly liquidation value of the Brand, expressed in terms of money, anticipated to be realized from a liquidation sale of the Brand to a financial buyer independent from the remainder of the business of the Company, given a reasonable period of time to find a buyer (or buyers), with the Company being compelled to sell the Brand on an as-is, where-is basis, with a sense of immediacy.

BSBY FILO Loan: a FILO Loan that bears interest based on the BSBY Rate.

BSBY Loan: a Loan that bears interest based on clause (a) of the definition of BSBY Rate.

BSBY Rate: (a) for any Interest Period for a BSBY Loan, a per annum rate equal to the BSBY Screen Rate two Business Days prior to such Interest Period, with a term equivalent to such period (or if such rate is not published on the determination date, the applicable BSBY Screen Rate on the Business Day immediately preceding such date); and (b) for any interest calculation relating to a Base Rate Loan on any day, a per annum rate equal to the BSBY Screen Rate with a term of one month commencing that day; provided, that in no event shall the BSBY Rate be less than zero.

BSBY Screen Rate: the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, ~~and (i) if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market~~ or ~~(ii)~~ if the term “Business Day” has a different meaning in the Canadian Security Agreements or the UK Security Agreements, the definition in such other document shall control as to issues covered in both this Agreement and such other document.

Canadian Anti-Money Laundering & Anti-Terrorism Legislation: Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime Act and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the Regulations Implementing the United Nations Resolutions on Taliban, ISIL (Da’esh) and Al-Qaida promulgated under the United Nations Act.

Canadian Defined Benefit Pension Plan: a Canadian Pension Plan with a “defined benefit provision” as such term is defined in the Income Tax Act (Canada).

Canadian Dollars: lawful money of Canada.

Canadian Guarantor: each Canadian Subsidiary that guarantees payment or performance of the Obligations, including, without limitation, SI Canada. The definition of “Canadian Guarantors” means all of such entities collectively.

Canadian Guaranty: that certain Guarantee and Indemnity Agreement dated as of the Original Closing Date made by the Canadian Guarantor, as may be amended, restated, replaced, confirmed, supplemented or otherwise modified from time to time.

Canadian MEPP: any “multi-employer pension plan” as such term is defined in the PBA to which any Obligor or its Subsidiaries has any liability, contingent or otherwise.

Canadian Pension Plan: a pension plan that is required to be registered as a pension plan under the PBA or the Income Tax Act (Canada) under which any Obligor or its Subsidiaries has any liability, contingent or otherwise, but excludes a Canadian MEPP.

Canadian Priority Payables Reserve: on any date of determination, reserves established by Agent in its Permitted Discretion for amounts payable by Canadian Guarantors and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to or pari passu with Agent’s Liens on Collateral in the Revolver Borrowing Base, amounts deemed to be held in trust, or held in trust, pursuant to Applicable Law and/or for amounts which represent costs in connection with the preservation, protection, collection or realization of the Collateral, including, without limitation, any such amounts due and not paid for wages, vacation pay, amounts (including severance pay) payable under the Wage Earner Protection Program Act (Canada) or under the Bankruptcy and Insolvency Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all solvency deficiencies or wind-up deficiencies under the PBA and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or any similar statutory or other claims that would have or would reasonably be expected to have priority over or pari passu with any Liens granted to Agent in the future (“Priority Payables”).

Canadian Security Agreements: (a) the General Security Agreement dated as of the Original Closing Date, in form and substance reasonably acceptable to Agent, executed by the Canadian Guarantors in favor of Agent, as the same may be amended, restated, confirmed, supplemented or otherwise modified from time to time, and (b) any other Canadian security agreement required to be executed by any Obligor in favor of Agent after the Original Closing Date, in each case, as the same may be amended, restated, confirmed, supplemented, replaced or otherwise modified from time to time.

Canadian Subsidiary: any Subsidiary of Company that is organized under the federal laws of Canada or any province or territory thereof.

Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Obligors and their Subsidiaries.

CARES Account: has the meaning set forth in Section 10.1.17(e).

CARES Act - Title I: means Title I of the Coronavirus Aid, Relief and Economic Security Act, (H.R. 6074, H.R. 6201, H.R. 748 and H.R. 266 (116), as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

CARES Act Permitted Purposes: means, with respect to the use of proceeds of any CARES Debt, the purposes set forth in Section 1106(b) of the CARES Act – Title I and otherwise in compliance with all other provisions or requirements of the CARES Act – Title I applicable in order for the entire amount of the CARES Debt to be eligible for forgiveness.

CARES Debt: has the meaning set forth in Section 10.1.17.

CARES Forgiveness Date: means five (5) Business Days after the date that the Borrowers obtains a final determination by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Agent) regarding the amount of CARES Debt, if any, that will be forgiven pursuant to the provisions of the CARES Act - Title I.

CARES Unforgiven Debt: means that amount of the CARES Debt that (x) has been determined by the lender of the CARES Debt (or the Small Business Administration) to be ineligible for forgiveness pursuant to the provisions of the CARES Act - Title I; provided, that if such determination has not been made on or before the date that is twelve (12) months after the date of incurrence of the CARES Debt (or such longer period as may be approved in writing by Agent), all such CARES Debt shall be deemed “CARES Unforgiven Debt” until such time as a final determination is made by the lender of the CARES Debt (and, to the extent required, the Small Business Administration), (y) either (i) the CARES Debt (or the applicable portion thereof) is deemed CARES Unforgiven Debt if (1) Obligors do not timely file an application for forgiveness or do not include any portion of the CARES Debt in an application for forgiveness, (2) Borrowers give notice to the Agent that the CARES Debt will be CARES Unforgiven Debt, or (3) the Agent obtains actual knowledge that the CARES Debt will be CARES Unforgiven Debt.

Cash Collateral: cash, and any interest, dividends, proceeds or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount that is due or could become due, including all fees, expenses, indemnification payments and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Dominion Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the Cash Dominion Trigger Amount; and (b) continuing until (x) no Event of Default shall have occurred and be continuing and (y) during the preceding 30 consecutive days, Availability shall have been greater than the Cash Dominion Trigger Amount at all times.

Cash Dominion Trigger Amount: $5,000,000.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States, Canadian, the United Kingdom or English government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States, Canada, the United Kingdom or England or any state, province or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by a Lender or any of its affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Casualty Event: means casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of (and payments in lieu thereof), any property or asset of an Obligor.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act or any European equivalent regulation (such as the European Market and Infrastructure Regulation), or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority including CRD IV.

Change of Control: an event or series of events by which:

(a)            any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 45% or more of the Equity Interests of a Borrower entitled to vote for members of the board of directors or equivalent governing body of such Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of a Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)            Company ceases to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary (other than Subsidiaries that are joint ventures permitted under this Agreement);

(d)            a Borrower ceases to own, directly or indirectly 100% of the Equity Interests of any Guarantor or other Subsidiary (other than Subsidiaries that are joint ventures permitted under this Agreement);

(e)            any “Change of Control” or similar event, as defined in the Second Lien Loan Agreement or any other Second Lien Loan Documents shall have occurred; or

(f)            ~~(e)~~ the sale or transfer of all or substantially all of an Obligor’s assets except to another Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender's Revolver Commitment, FILO Commitment and Term Commitment.

Commitments: the aggregate Revolver Commitments, FILO Commitments and Term Commitments of all Lenders.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Company: as defined in the Preamble hereto.

Competitor: on any date, (a) any competitor (as reasonably determined by Borrowers) of SI Holdings and its Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified to Agent by Borrower Agent in writing on or prior to the Restatement Date; (b) any other Person (other than any bona fide fixed income investor or debt funds) that is a competitor (as reasonably determined by Borrowers) of SI Holdings and its Subsidiaries, which Person has been designated as a “Competitor” by written notice from Borrower Agent to Agent not less than two (2) Business Days prior to such date; and (c) any Affiliate of a “Competitor described in clause (a) or (b) of this definition, which Affiliate has been designated as a “ Competitor” by written notice from Borrower Agent to Agent not less than two (2) Business Days prior to such date; provided, that “Competitors shall exclude any Person that Borrower Agent has designated as no longer being a “Competitor” by written notice to Agent from time to time. For the avoidance of doubt, to the extent that Persons are identified as Competitors in writing by Borrower Agent after the Restatement Date, the inclusion of such Persons as Competitors shall not retroactively apply to prior assignments or participations in respect of any Loan or Revolver Commitment under this Agreement.

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, containing a detailed calculation of the Fixed Charge Coverage Ratio as of the Fiscal Month most recently ended, and, if a Financial Covenant Testing Period shall be in effect, certifying compliance with Section 10.3.1.

Conforming Changes: with respect to use, administration of or conventions associated with BSBY Rate or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, BSBY Rate and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise, capital, or branch profits Taxes.

Consolidated EBITDA: shall have the same meaning as “EBITDA”, as such term is defined herein.

Consolidated Total Assets: shall mean, as of any date, the total assets of the Borrowers and their Subsidiaries determined in accordance with GAAP, as of the last day of the Fiscal Quarter ended immediately prior to the date of such determination for which financial statements are required to have been delivered pursuant to Sections 10.1.2(a) or (b).

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control: means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Covered Entity: as defined in Section 15.21.

CPSC: means the U.S. Consumer Products Safety Commission.

CPSC Regulations: means all laws and regulations enforced by the CPSC.

CRD IV: (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

Current Asset Collateral: that portion of the Collateral comprised of Accounts, Chattel Paper, Commercial Tort Claims, Documents, Instruments, Inventory, Investment Property, Letters of Credit (which for the purpose of this definition only, shall have the meaning given to such term in the UCC), Letter-of-Credit Rights, Supporting Obligations and General Intangibles (to the extent such General Intangibles arise or relate to any of the foregoing, but excluding Intellectual Property), and all products and proceed thereof (including, without limitation, cash proceeds, Cash Collateral, cash held in Deposit Accounts (other than cash held in Deposit Accounts which is clearly identifiable as proceeds of Equipment, Real Estate, fixtures or Intellectual Property), and proceeds of insurance with respect to any of the foregoing).

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on such date by FRBNY, as administrator of the benchmark (or a successor administrator), on FRBNY's website (or any successor source satisfactory to Agent).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of any Obligor, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.

Deposit Account: all “deposit accounts” as such term is defined in the UCC and/or with respect to any Deposit Account located in Canada, any account with a deposit function.

Deposit Account Control Agreements: the Deposit Account control or blocked account agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of Agent, as security for the Obligations.

Designated Jurisdiction: a country or territory that is the subject of a Sanction.

Dilution Reserve: a reserve in an initial amount as of the Restatement Date equal to $1,000,000 established by the Company and reflected on the balance sheet of the Company and its Subsidiaries, as the same may be adjusted from time to time by Agent in its Permitted Discretion based upon the most recent field examination conducted by Agent. A list of accruals that are ineligible for inclusion in the Revolver Borrowing Base and FILO Borrowing Base is set forth on Schedule 1.1(b) attached hereto.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than a rights distribution and/or payment-in-kind by the Company); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Documents: means all “documents” as such term is defined in the UCC and/or with respect to any Documents of an Obligor domiciled in Canada, a ‘document of title’ as defined in the PPSA.

Dollars: lawful money of the United States.

Dominion Account: a collection or similar account established by an Obligor at Bank of America over which Agent has exclusive control for withdrawal purposes.

EBITDA: determined on a consolidated basis for Company and Subsidiaries, for each period of twelve consecutive months, equal to the aggregate of (a) net income for such period, calculated before (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization expense; plus (b) the sum (without duplication) of the following: (i) expenses, fees and charges incurred in connection with the closing of the transactions contemplated by this Agreement and the ~~Existing Credit~~Second Lien Loan Agreement (including amendments thereto); (ii) non-cash charges resulting from the write-down of goodwill, furniture, fixtures, equipment and software; (iii) non-cash charges associated with the issuance and periodic re-measurement of Equity Interests in the Company; (iv) non-cash losses attributable to deferred financing costs; (v) non-cash losses attributable to fluctuations in currency values; (vi) non-cash charges attributable to the issuance and/or exercise of employee non-cash stock compensation to the extent permitted by this Agreement; (vii) non-cash losses or charges resulting from the impact of purchase accounting adjustments in connection with any Permitted Acquisition; (viii) other non-cash losses or charges deducted in determining net income (including, without limitation, non-cash losses or charges resulting from the application of Statement of Financial Accounting Standards No. 142, Goodwill and other Intangible Assets (FAS-142) and FAS-144, Accounting for Impairment of Long-Lived Assets); (ix) losses attributable to the early retirement of Indebtedness (other than the Obligations); (x) transaction related fees and expenses incurred in connection with any (1) Permitted Asset Disposition, (2) Permitted Acquisition or (3) Acquisition that has not been consummated in an amount not to exceed $250,000 for any individual Acquisition or $500,000 in the aggregate for such period for all Acquisitions, all as approved by Agent in its Permitted Discretion; (xi) indemnification payments made by the Obligors and for which the Obligors have received reimbursement from third parties; (xii) fees and expenses of advisors and independent consultants retained by Obligors and approved by Agent in its Permitted Discretion, provided, that the aggregate amount of such fees and expenses added back to EBITDA pursuant to this clause (b)(xii) shall not exceed $250,000 during any Fiscal Quarter; (xiii) fees and expenses paid to members of the Board of Directors of the Company in an aggregate amount not to exceed $500,000 during any twelve-month period; (xiv) restructuring charges; (xv) earn-out and severance payments; provided that the sum of the aggregate amounts added back pursuant to clauses (b)(xii), (b)(xiii), (b)(xiv) and (b)(x) shall not exceed the greater of $1,000,000 and 10% of EBITDA (calculated prior to giving effect to any adjustment pursuant to (b)(xii), (b)(xiii), (b)(xiv) and (b)(x))in the aggregate for any period of twelve consecutive months ending on or after May 31, 2020; provided, further that the limitations on fees and expenses in this clause (xv) and in clause (xii) shall not apply to any fees and expenses of Winter Harbor and any investment bank retained by the Borrowers; (xvi) losses arising from the sale of fixed or capital assets; (xvii) cost, fees and expenses incurred in connection with the incurrence of Indebtedness or the issuance of Equity Interests expressly permitted under this Agreement and costs, fees and expenses, incurred in connection with any amendments, modifications or waivers thereof; and (xviii) costs, fees and expenses (including, without limitation, non-recurring fees paid to the Agent) incurred in connection with all amendments and other waivers and modifications to the Loan Documents; minus the sum (without duplication) of the following: (i) non-cash income or gains resulting from the write-up of goodwill, furniture, fixtures, equipment and software; (ii) non-cash income or gains attributable to fluctuations in currency values; (iii) any other non-cash income or gains; (iv) income or gains arising from the sale of fixed or capital assets; (v) income or gains attributable to the early retirement of Indebtedness (other than the Obligations); and (vi) any other non-recurring or extraordinary gains (in each case, to the extent included in determining net income).

Anything to contrary contained in the foregoing notwithstanding, and without duplication of the any other provisions hereof, the incurrence of CARES Debt shall not result in any increase in EBITDA. Following the CARES Forgiveness Date, the amount of CARES Debt, if any, that is actually forgiven pursuant to the provisions of the CARES Act – Title 1 may be included in EBITDA for the period in which such CARES Debt is actually forgiven.

EEA Financial Institution: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Account: an Account owing to an Obligor that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars, Canadian Dollars or GBP and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts as a result of the application of the foregoing clause (a); (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 15% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) (provided that, only the amount of Accounts in excess of the percentage set forth in this clause (c) (or such higher percentage as Agent may establish with respect to any Account Debtor in accordance with this clause (c)) shall be deemed ineligible under this clause (c)), provided, further, that this clause (c) shall not apply to the following Account Debtors: (i) the Amazon Companies, (ii) the Wal-Mart Companies, or (iii) the Target Companies; (d) with respect to any Account owing from the Amazon Companies, when aggregated with other Accounts owing from the Amazon Companies, it exceeds ~~45% of~~ the ~~aggregate Eligible Accounts~~Amazon Companies Account Concentration Limit, provided, however, that if, at any time, the corporate credit rating of Amazon.com, Inc. falls below “BBB-” (by S&P or Fitch) or “Baa3” (by Moody’s), the Agent shall have the right, in its sole discretion to decrease such maximum percentage (provided further, that only the amount of Accounts in excess of the percentage set forth in this clause (d) (or such lower percentage as shall be specified by Agent in accordance with the foregoing proviso) shall be deemed ineligible under this clause (d)); (e) with respect to any Account owing from the Wal-Mart Companies, when aggregated with other Accounts owing from the Wal-Mart Companies, it exceeds 35% of the aggregate Eligible Accounts, (provided, that only the amount of Accounts in excess of the percentage set forth in this clause (e) shall be deemed ineligible under this clause (e)); (f) with respect to any Account owing by the Target Companies, when aggregated with other Accounts owing by the Target Companies, it exceeds 35%, provided, however, that, if at any time, the corporate credit rating of Target Corporation falls below “A” (by S&P), “A-” (by Fitch) or “A2” (by Moody’s), Agent shall have the right, in its sole discretion, to decrease such maximum percentage (provided further, that only the amount of Accounts in excess of the percentage set forth in this clause (f) (or such lower percentage as shall be specified by Agent in accordance with the foregoing proviso) shall be deemed ineligible under this clause (f)); (g) it does not conform with a covenant or representation herein in all material respects, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (B) in the case of any representation and warranty qualified by “materiality”, “Material Adverse Effect”, or similar language, they shall be true and correct in all respects; (h) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (i) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (j) the Account Debtor is organized or has its principal offices or assets outside the United States, Canada or the United Kingdom, unless the Account is (i) supported by a letter of credit (delivered to and directly drawable by Agent) satisfactory in all respects to Agent; or (ii) is a Mexican subsidiary of Target Corporation or Wal-Mart Stores, Inc. and the aggregate amount of all Accounts deemed eligible by this clause (j)(ii) does not exceed $1,000,000 at any time; (k) it is owing by a Governmental Authority, unless the Account Debtor is the United States, Canada or any province or territory thereof or the United Kingdom or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act or other Applicable Law (including the Financial Administration Act (Canada)); (l) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien, other than Liens permitted under clauses (b), (d), and (h) of Section 10.2 and any other Lien with respect thereto permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent between the holder of such Lien and the Agent; (m) the goods giving rise to it have not been delivered to the Account Debtor, or it otherwise does not represent a final sale; (n) it is evidenced by Chattel Paper or an Instrument of any kind unless such Chattel Paper or Instrument is in the possession of the Agent, and to the extent necessary or appropriate, endorsed to Agent, or has been reduced to judgment; (o) its payment has been extended or the Account Debtor has made a partial payment, provided, that, with respect to any Account for which partial payment has been made, only the Account for which a partial payment has been made (and not any other Account owing from the same Account Debtor) shall be deemed ineligible under this clause (o); (p) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (q) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (r) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent, which extends revolving credit facilities of this type in its ordinary course of business; and (c) during any Event of Default, any Person acceptable to Agent in its discretion; provided, that, in no event shall the term “Eligible Assignee” include any Competitor.

Eligible In-Transit Inventory: Inventory owned by a Borrower or Guarantor that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of the applicable Borrower or Guarantor within the United States, Canada or the United Kingdom, and that Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower or Guarantor) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (b) is fully insured by marine cargo or other similar insurance, in such amounts, with such insurance companies and subject to such deductibles as are reasonably satisfactory to Agent and in respect of which Agent has been named as lenders loss payee; (c) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower or Guarantor is in default of any obligations; (d) is evidenced by a full set of clean, original negotiable bills of lading consigned to the order of Agent and such original bills of lading are in the possession of Agent or a customs broker from whom Agent has received an executed Customs Broker Agreement with respect to such inventory and title has passed to the applicable Borrower or Guarantor at the time such inventory is delivered to the common carrier; (e) is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC; and (f) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

Eligible In-Transit Inventory Revolver Borrowing Base Cap: (a) solely from September 22, 2021 through and including April 2, 2022, $11,000,000, and (b) at all other times (including, for the avoidance of doubt, at all times on and after April 3, 2022), $7,000,000.

Eligible Inventory: Inventory owned by a Borrower or Guarantor that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies, provided that component parts and replacement parts shall not be deemed ineligible under this clause (a) to the extent the most recent inventory appraisal delivered to Agent ascribes a value to such component parts and/or replacement parts; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods, provided that slow-moving or obsolete inventory shall not be deemed ineligible under this clause (d) to the extent the most recent inventory appraisal delivered to Agent ascribes a value to such slow-moving or obsolete inventory; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien; (h) is within the continental United States, New Brunswick or Ontario, Canada, or the United Kingdom, is not in transit except between locations of Borrowers or Guarantors, unless such inventory constitutes Eligible In-Transit Inventory and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document (other than Eligible In-Transit Inventory subject to a Lien Waiver); (j) is not subject to any License or other property or property right or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver or is otherwise satisfied that it could sell such inventory without infringing on the rights of such licensor following an Event of Default; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person is an Approved Processor and (i) has delivered a Lien Waiver or (ii) an appropriate Rent and Charges Reserve has been established for such location; and (l) is reflected in the details of a current perpetual inventory report.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, credit bid, deed in lieu of foreclosure, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise).

Environmental Laws: all Applicable Laws and agreements with Governmental Authorities (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health and safety matters or conditions (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including but not limited to CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) the determination that any Pension Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default: as defined in Section 11.

Excluded Deposit Account: a Deposit Account maintained by any Obligor (a) which has been established and is used exclusively for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments to or for the benefit of such Obligor's employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (b) which is a zero balance operational disbursement or similar account, (c) has been established and is used exclusively for the sole purpose of making and remitting sales and use taxes, VAT and/or such Canadian sales and use tax equivalents or (d) which is used for petty cash or similar purposes so long as the amount on deposit (i) in each such individual Deposit Account described in this clause (d) does not exceed $10,000 during any period of seventy-two consecutive hours and (ii) in all Deposit Accounts referred to in this clause (d) does not exceed $50,000 in the aggregate during any period of seventy-two consecutive hours. Anything to the contrary contained in this Agreement notwithstanding, the CARES Account shall be deemed to be an Excluded Deposit Account.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient's net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal and Canadian federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient's failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA. In no event shall "Excluded Taxes" include any U.S. withholding Tax imposed on amounts paid by or on behalf of a foreign Obligor to a Recipient that has complied with Section 5.10.2.

Existing Credit Agreement: as defined in the preamble to this Agreement.

Existing Letter of Credit: any letter of credit that (a) was issued by the Issuing Bank under the Existing Credit Agreement, (b) is outstanding on the Restatement Date, and (c) is listed on Schedule 1.1(c).

Extraordinary Expenses: all costs, expenses or advances that Agent, Issuing Bank or Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to: (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. “Extraordinary Expenses” shall include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Fair Salable Value: the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: that certain amended and restated fee letter dated as of the Restatement Date among Agent and Company as amended from time to time.

FILO Borrowing Base: on any date of determination, an amount equal to the sum of (a) the Applicable FILO Account Advance Percentage of the Value of Eligible Accounts, plus (b) the Applicable FILO Inventory Advance Percentage of the Value of Eligible Inventory (excluding Specified Inventory), provided, that the Agent shall have the right, in its Permitted Discretion, to reduce such percentages at any time upon three (3) Business Days prior notice to the Borrower Agent, and provided further that (i) Eligible In-Transit Inventory shall in no event contribute more than $1,000,000 (after giving effect to the percentage set forth in clause (b) above) to the FILO Borrowing Base at any time and (ii) Eligible Accounts owing to and Eligible Inventory held by the UK Guarantors shall not contribute more than an aggregate of $500,000 (after giving effect to the percentages set forth in clauses (a) and (b) above, respectively) to the FILO Borrowing Base at any time. If any amount in this definition is stated in a currency other than Dollars on any date, then such amount on such date shall be equal to the Dollar Equivalent of such amount in such other currency.

FILO Commitment: for any Lender, its obligation to make FILO Loans up to a maximum principal amount equal to its Applicable FILO Percentage (as shown on Schedule 1.1(a), as hereafter modified pursuant to an Assignment and Acceptance to which it is a party, or pursuant to Section 2.1.4) of the Aggregate FILO Commitment Amount at such time.

FILO Commitments: the aggregate FILO Commitments of all Lenders which, during any applicable period, shall equal the Aggregate FILO Commitment Amount for such period.

FILO Exposure: at any time, the outstanding principal amount of FILO Loans at such time.

FILO Loan: a loan made pursuant to Section 2.1.1(b)(i).

FILO Overadvance: as defined in Section 2.1.5.

FILO Termination Date: the earliest to occur of (a) October 15, 2024; (b) the date on which Borrowers terminate the FILO Commitments pursuant to Section 2.1.4; (c) the date on which the FILO Commitments are terminated pursuant to Section 11.2; and (d) the Revolver Termination Date.

Financial Consultant: Winter Harbor LLC.

Financial Covenant Testing Period: (a) the period commencing on the Restatement Date and continuing through the date that the FILO Loan and Term Loan shall have been repaid in full; and (b) from and after the repayment in full of the FILO Loan and Term Loan, each time that a Financial Covenant Trigger Date shall occur, the period (i) commencing on the last day of the Fiscal Month for which financial statements have been (or are required to have been) delivered to Agent immediately prior to such Financial Covenant Trigger Date, and (ii) continuing thereafter until Availability for sixty (60) consecutive days shall have exceeded the Financial Covenant Trigger Amount.

Financial Covenant Trigger Amount: $5,000,000.

Financial Covenant Trigger Date: any date on which Availability falls below the Financial Covenant Trigger Amount.

First Amendment: Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated as of the First Amendment Effective Date, by and among Obligors, Bank of America, N.A., as the sole existing Lender under this Agreement as of the First Amendment Effective Date, and Agent.

First Amendment Effective Date: the effective date of the First Amendment, which effective date is January 28, 2022.

Fiscal Month: any fiscal month of any Fiscal Year, which fiscal month shall consist of either four or five weeks and generally end on the Saturday closest to the last day of each calendar month in accordance with the fiscal accounting calendar of the Company and its Subsidiaries.

Fiscal Quarter: any fiscal quarter of any Fiscal Year, which fiscal quarter shall consist of thirteen weeks divided into three Fiscal Months of four, four and five weeks, which fiscal quarters shall generally end on the Saturday closest to the last day of March, June, September and December of each Fiscal Year in accordance with the fiscal accounting calendar of the Company and its Subsidiaries.

Fiscal Year: the fiscal year of Company and its Subsidiaries for accounting and tax purposes, generally ending on the Saturday closest to the last day of December of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Company and its Subsidiaries for the most recent period of twelve consecutive months, of (a) EBITDA minus Capital Expenditures (except those financed with (i) Borrowed Money other than FILO Loans or Revolver Loans or (ii) proceeds of Casualty Events or the issuance of Equity Interests to the extent such Capital Expenditures are made substantially contemporaneously with the receipt of such proceeds) and cash taxes paid for such period, to (b) Fixed Charges paid in cash during such period.

Fixed Charges: the sum of cash interest expense (other than payment-in-kind), principal payments made on Borrowed Money (including, without limitation, the Term Loans, but excluding the Revolver Loans unless such principal payment of the Revolver Loans is accompanied by a permanent reduction in the Revolver Commitments and excluding the FILO Loans unless such principal payment of the FILO Loans is accompanied by a permanent reduction in the FILO Commitments), and Distributions made. Notwithstanding the foregoing, any principal payments made in connection with the scheduled reductions to the Aggregate FILO Commitment Amount as provided for in the definition of “Aggregate FILO Commitment Amount” in Section 1.1 shall not constitute “Fixed Charges” for purposes hereof. Notwithstanding the foregoing, amounts paid on the Restatement Date to repay in full the “Term Debt” (as such term is defined in the Existing Credit Agreement) shall not constitute “Fixed Charges” for purposes hereof. Anything to the contrary contained in the foregoing notwithstanding, “Fixed Charges” shall not include interest expense or principal payments on CARES Debt other than CARES Unforgiven Debt.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States or Canada; or (b) mandated by a government other than the United States, Canada or the United Kingdom for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers, provided, however, that SI Canada and SI UK shall be deemed to not be Foreign Subsidiaries.

FRBNY: the Federal Reserve Bank of New York.

Fronting Exposure: a Defaulting Lender’s Applicable Percentage of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its reasonable discretion, in the amount of required Cash Collateral). No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

GBP: means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, provincial, territorial, municipal, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority, in each case whether associated with the United States, a state, district or territory thereof, Canada, a province or territory thereof, the United Kingdom or a country thereof or any other foreign entity or government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: SI Canada, SI UK and each other Person who guarantees payment or performance of any Obligations.

Guaranty: Section 14 of this Agreement and each guaranty agreement executed by a Guarantor in favor of Agent, including, without limitation, the Canadian Guaranty and the UK Guaranty.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Immaterial Foreign Subsidiary: shall mean, at any date of determination after the Restatement Date, any Foreign Subsidiary of a Borrower (a) the total assets of which, in the aggregate with all other Immaterial Foreign Subsidiaries, determined as of the Fiscal Quarter most recently ended, were less than 2.0% of the Consolidated Total Assets of the Borrowers and their Subsidiaries as of such date of determination, and (b) the Consolidated EBITDA attributable to such Foreign Subsidiary for the period of four (4) consecutive Fiscal Quarters ending on such date does not exceed, in the aggregate with all other Immaterial Foreign Subsidiaries, 2.0% of the Consolidated EBITDA of the Borrowers and their Subsidiaries for such period, in each case determined in accordance with GAAP; provided, that (i) Borrowers shall not designate any additional Foreign Subsidiary as an Immaterial Foreign Subsidiary if such designation would result in a failure to comply with the provisions set forth in clause (a) or (b) immediately above and (ii) no Foreign Subsidiary that owns any other Foreign Subsidiary that fails to comply with clause (a) or (b) above shall be deemed to be an Immaterial Foreign Subsidiary; and provided, further, if the total assets and/or gross revenues of all Foreign Subsidiaries so designated by the Borrowers as “Immaterial Foreign Subsidiaries” shall at any time exceed the limits set forth in either clause (a) or (b) immediately above, then the Borrowers shall promptly re-designate one or more of such Foreign Subsidiaries as not constituting Immaterial Foreign Subsidiaries, in each case in a written notice to Agent, so that, as result of such re-designation, the total assets and gross revenues of all Foreign Subsidiaries still designated as “Immaterial Foreign Subsidiaries” do not exceed such limits.

Increased Field Exam/Appraisal Period: with respect to the occurrence of any Increased Field Exam/Appraisal Trigger Date, the period (a) commencing on the Increased Field Exam/Appraisal Trigger Date and (b) continuing until Availability for thirty (30) consecutive days shall have exceeded 20% of the aggregate Revolver Commitment then in effect.

Increased Field Exam/Appraisal Trigger Date: any date on which Availability for thirty (30) consecutive days shall have been less than 20% of the aggregate Revolver Commitment as of such date.

Indebtedness: shall have the same meaning as “Debt”, as such term is defined herein.

Indemnified Taxes: (a) Taxes other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Initial Brand Appraisal: as defined in the definition of “Brand Appraisal”.

Insolvency Law: collectively, the Bankruptcy Code, or any other insolvency, debtor relief, debt adjustment, arrangement, receivership, or similar law (whether state, provincial, territorial, federal or foreign), including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act, any applicable governing corporate statutes providing for arrangements, and the Insolvency Act 1986 (UK).

Insolvency Proceeding: (a) any case or proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (i) the seeking or any entry of an order for relief under any Insolvency Law; (ii) the appointment of a receiver, interim receiver, monitor, reviewer and manager, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (iii) an assignment or trust mortgage for the benefit of creditors; or (b) any proceeding commenced by or against a Person under any provision of the Insolvency Act 1986 (UK), the Corporate Insolvency & Governance Act 2020 (UK) or under any other insolvency law of any jurisdiction of the United Kingdom.

Intellectual Property: all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world and including the goodwill associated therewith; copyrights, copyrightable works (registered or unregistered) and copyright applications (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications and patent disclosures; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, all rights in computer software including source codes, object codes, and executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property and any proceeds and products thereof; and all common law and other rights throughout the world in and to all of the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing or by suit) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the Intercreditor and Subordination Agreement dated as of January 28, 2022 among the Second Lien Lenders, the Second Lien Agent, Borrowers and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Interest Payment Date: (a) for each BSBY Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Loans, the first day of each calendar month.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC (or, with respect to any inventory of any Canadian Guarantor to which the PPSA is applicable, as defined in the PPSA), including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s or Guarantor’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (i) 70% of the Value of Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory.

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.

IRS: the United States Internal Revenue Service.

ISDA Definitions: 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

Issuing Bank: Bank of America or any Affiliate of Bank of America, or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Judgment Currency: as defined in Section 1.5.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Revolver Overadvance or FILO Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Revolver Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than those that have been Cash Collateralized by Borrowers.

Lender Indemnitees: Lenders and Secured Bank Product Providers and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance, including any Lending Office of the foregoing.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any standby or documentary letter of credit (including any Existing Letter of Credit) issued by Issuing Bank for the account of an Obligor, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of an Obligor.

Letter of Credit Subline: $5,000,000.

~~LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1% and in no event less than zero) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR be less than 0.375%.~~

~~LIBOR FILO Loan: a FILO Loan that bears interest based on LIBOR.~~

~~LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.~~

~~LIBOR Replacement Date: as defined in Section 3.6.2.~~

~~LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.~~

~~LIBOR Term Loan: a Term Loan that bears interest based on LIBOR.~~

~~LIBOR Screen Rate: the LIBOR quote on the applicable screen page Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Agent from time to time).~~

~~LIBOR Successor Rate: as defined in Section 3.6.2.~~

~~LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of look-back periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception, adverse right/ claim or interest or deemed trust, or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Revolver Loan, a FILO Loan or a Term Loan.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Restatement Date and on each anniversary of the Restatement Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event, fact, circumstance or change that, taken alone or in conjunction with other events or circumstances, (a) has a material adverse effect on the business, assets, Properties, liabilities, operations, or financial condition of the Obligors, taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Document, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) that could materially impair the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents, including repayment of any Obligations; (c) that could reasonably be expected to materially and adversely affect the Loans or the transactions contemplated by this Agreement and the Loan Documents; or (d) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or realize upon any material portion of the Collateral. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events would result in a Material Adverse Effect.

Material Contract: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; or (b) that relates to Subordinated Debt, or to Debt in an aggregate amount of $3,000,000 or more.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any Benefit Plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan with two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes(including any reasonable estimate of taxes to be paid within one (1) year of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that any such estimated taxes not actually due or payable by the end of such one year period shall constitute Net Proceeds upon the earlier of the date that such taxes are determined by the Borrower or any Subsidiary, as applicable not to be actually payable and the end of such one year period, and (d) reasonable reserves in accordance with GAAP for any liabilities or indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchasers and other retained liabilities in respect of such Asset Disposition undertaken by Borrower or any Subsidiary in connection with such Asset Disposition; provided that to the extent that any such amount ceases to be so reserved (other than any reduction in such reserve to make a payment in respect of such liability or indemnification obligations), the amount thereof shall be deemed to be Net Proceeds of such Asset Disposition at such time.

NOLV Percentage: the net orderly liquidation value of Inventory of any Borrower or Guarantor, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of such Borrower’s and/or Guarantor’s Inventory performed by an appraiser and on terms satisfactory to Agent.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans (or, if applicable, FILO Loans), in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as ~~LIBOR~~BSBY Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under the Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

OFAC Lists: means, collectively, the SDN List and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable executive orders.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, memorandum (if any) and articles of organization or association, articles of amalgamation, limited partnership agreement, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Closing Date: February 28, 2013, the effective date of that certain Loan and Security Agreement, dated as of the February 28, 2013 by and among Obligors, Agent and the lenders party thereto.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each LC Document, fee letter, Lien Waiver, Intercreditor Agreement, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Collateral: that portion of the Collateral not comprised of Current Asset Collateral. The Other Collateral shall include, among other things, Equipment, Real Estate, fixtures and Intellectual Property.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBA: the Pension Benefits Act (Ontario) or any other Canadian federal or provincial pension benefits standards legislation under which any Canadian Pension Plan or Canadian MEPP is registered, as amended.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years, but for greater certainty, excludes a Canadian Pension Plan and a Canadian MEPP.

Permitted Acquisition: any Acquisition (i) consented to by the Required Lenders, (ii) for which total consideration is paid entirely in an amount not greater than $1,000,000; or (iii) as long as (a) no Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in same or similar the business of Borrowers and Subsidiaries, is located and organized within the United States or Canada as applicable (or such other jurisdiction as Agent shall approve in its Permitted Discretion) and had positive EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are incurred, assumed or result from the Acquisition, except Debt permitted under Section 10.2.1(f) or (i); (e) the Person to be acquired (or its board of directors or equivalent governing body) has not (i) announced it will oppose such Acquisition or (ii) commenced any action which alleges that such Acquisition violates, or will violate, any Applicable Law; (f) upon giving pro forma effect thereto, either (i) Availability (calculated without giving effect to the assets acquired in the Acquisition unless Agent has completed its diligence (including a field exam) with respect to such assets) is at least equal to 20% of the aggregate Revolver Commitments for the 30 days preceding and as of the Acquisition and the Fixed Charge Coverage Ratio, determined on a pro forma basis giving effect to the Acquisition, is not less than 1.00 to 1:00 at any time or (ii) Availability (calculated without giving effect to the assets acquired in the Acquisition unless agent has completed its diligence (including a field examination) with respect to such assets) is at least equal to 25% of the aggregate Revolver Commitments for the 30 days preceding and as of the date of the Acquisition; (g) in the case of any Acquisition where the consideration to be paid for such Acquisition equals or exceeds $2,000,000, the Borrower Agent shall have furnished the Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Agent with a current draft of the Acquisition documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Obligors in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a consolidated basis with all Obligors), and such other information as the Agent may reasonably require, all of which shall be reasonably satisfactory to the Agent; (h) after giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Borrower shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall control a majority of any voting interests or shall otherwise control the governance of the Person being acquired or formed; (i) either (1) the legal structure of the Acquisition shall be acceptable to the Agent in its Permitted Discretion, or (2) the Borrowers shall have provided the Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Agent; (j) if the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Borrower, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is to be an Obligor, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Agent shall determine in its Permitted Discretion, and the Agent shall have received a first priority security and/or mortgage interest (except for those Permitted Liens that have priority in such Collateral by operation of law) in such Subsidiary’s property of the same nature as constitutes Collateral under the Security Documents; provided, that in the event such Subsidiary is joined as a “Borrower” the assets of such Person will only be eligible for inclusion in the Revolver Borrowing Base and FILO Borrowing Base, as the case may be, after a satisfactory field examination, appraisals and legal diligence is conducted by Agent in its Permitted Discretion; (k) the purchase price payable in respect of (i) any single Acquisition or series of related Acquisitions shall not exceed $2,500,000 in the aggregate and (ii) all Acquisitions (including the proposed Acquisition) shall not exceed $5,000,000 in the aggregate during the term of this Agreement.

Permitted Asset Disposition: as long as no Event of Default exists and at any time a Cash Dominion Period exists, all Net Proceeds are remitted to Agent, an Asset Disposition that is (i) a sale of Inventory in the Ordinary Course of Business; (ii) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or net book value (whichever is more) of $750,000 or less; (iii) a disposition of Inventory that is obsolete, surplus, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (iv) [reserved]; (v) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (vi) the disposition of accounts receivable in connection with the collection or compromise thereof; (vii) non-exclusive licenses, sublicenses, leases or subleases of Intellectual Property granted to others in the Ordinary Course of Business or not interfering in any material respect with the business of the Borrower or any Subsidiary; (viii) the sale or disposition of Cash Equivalents for fair market value in the ordinary course of business; (ix) the abandonment or other disposition of Intellectual Property, whether now or hereafter owned or leased or acquired, that is, in the reasonable business judgment of the Borrower, no longer economically practicable or commercially desirable to maintain or used or useful in the business of the Borrower and the Subsidiaries; (x) solely to the extent not otherwise permitted hereunder, sales, transfers and other dispositions permitted by Section 10.2.9; (xi) sales, transfers or other dispositions of Investments to the extent not a Restricted Investment in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding agreements; or (xii) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Restatement Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder or Acquisitions permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $3,000,000 or less at any time.

Permitted Discretion: a determination made by Agent, in good faith, in the exercise of reasonable business judgment (from the perspective of a secured, asset-based lender), based upon Agent’s consideration of factors that in the exercise of such reasonable business judgment Agent believes: (a) could be expected to materially and adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) could materially increase the likelihood of any Insolvency Proceeding involving an Obligor; (d) could increase the credit risk of lending to Borrowers on the security of the Collateral; or (e) could reasonably be expected to result in a Default or Event of Default.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $2,500,000 at any time when combined with Capital Lease obligations permitted under Section 10.2.1(c).

Permitted Restricted Payments: (a) Upstream Payments and (b) other Distributions made by any Obligor or Subsidiary following the repayment in full of the FILO Loan and the Term Loan; provided, that (i) at the time such Distribution is made and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) on a pro forma basis immediately after giving effect to such Distribution, the financing thereof and the payment of reasonable costs and expenses related thereto (including, without limitation, the funding of any Revolver Loans or incurrence of other Debt to finance such Distribution or the payment of such costs and expenses), either (A) both (1) Availability, calculated as of the day such Distribution is made and for the period of 30 consecutive days ending on the day such Distribution is made, shall equal or exceed 25% of the aggregate Revolver Commitments as of such date and (2) the Fixed Charge Coverage Ratio, determined as if such Distribution has been made, and all Debt related to such Distribution (including, without limitation, any Revolver Loans made or other Debt incurred to finance such Distribution) had been incurred, on the first day of the twelve consecutive month period most recently ended prior to the date such Distribution is made for which financial statements have been (or are required to have been) delivered to Agent pursuant to Section 10.1.2(a) or (b), shall equal or exceed 1.00 to 1.00, or (B) Availability, calculated as of the day such Distribution is made and for the period of 30 consecutive days ending on the day such Distribution is made, shall equal or exceed 30% of the aggregate Revolver Commitments as of such date, and (iii) Agent shall have received a certificate of a Senior Officer of Borrower Representative in form and substance reasonably satisfactory to Agent, dated as of the date of such Distribution, certifying that the conditions set forth in the foregoing clauses (b)(i) and (b)(ii) have been satisfied.

Person: any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 14.3.3.

PPSA: the Personal Property Security Act (Ontario) and/or the Personal Property Security Act (New Brunswick), as applicable, and the regulations thereunder; provided, that, if validity, perfection and effect of perfection and non-perfection of Agent’s security interest in any Collateral of any Canadian Guarantor or any other Obligor are governed by the personal property security laws of any jurisdiction other than Ontario or New Brunswick, PPSA shall mean those personal property security laws and regulations thereunder (including the Civil Code of Quebec in the case of the Province of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

Pre-Adjustment Successor Rate: as defined in Section 3.6.2.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement..

Proceeds of Crime Act: means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP and included in the calculation of the Revolver Borrowing Base and properly reflected in any Borrowing Base Certificate (including, without limitation, Priority Payables owing by any Canadian Guarantor); (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless (i) bonded and stayed to the satisfaction of Agent or (ii) if such assets constitute Collateral, the fair market value of such Collateral does not exceed $2,000,000; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.5(c).

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC or the PPSA.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: the following conditions for Refinancing Debt: (i) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (ii) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (iii) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (iv) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (v) no additional Lien is granted to secure it; (vi) no additional Person is obligated on such Debt; and (v) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Reimbursement Date: as defined in Section 2.3.2.

~~Related Adjustment: in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by Agent applicable to such LIBOR Successor Rate: (a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by Agent from time to time in its discretion or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to Agent; or (b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

Relevant Governmental Body: the Federal Reserve Board and/or ~~the Federal Reserve Bank of New York~~FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or ~~the Federal Reserve Bank of New York~~FRBNY.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Reporting Frequency Increase Trigger Amount: as of any date, an amount equal to 12.5% of the aggregate Revolver Commitments as of such date.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments, FILO Commitments and Term Loans in excess of 66⅔% of the aggregate Revolver Commitments, FILO Commitments and Term Loans; and (b) if the Revolver Commitments and FILO Commitments have terminated, Loans in excess of 66⅔% of all outstanding Loans; provided, however, that (i) if at any time there shall be two or more Lenders, “Required Lenders” shall mean at least two Lenders (subject to Section 4.2) having Revolver Commitments, FILO Commitments and Term Loans in excess of 66⅔% of the aggregate Revolver Commitments, FILO Commitments and Term Loans (or, if Revolver Commitments and FILO Commitments have terminated, having Loans in excess of 66⅔% of all outstanding Loans), and (ii) the Revolver Commitments, FILO Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Resolution Authority: an EEA Resolution Authority or a UK Resolution Authority, as applicable.

Restatement Date: as defined in Section 6.1.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Restatement Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Permitted Acquisitions, (e) subject to the restrictions on intercompany loans set forth in Section 10.2.7(d), Investments in Obligors, (f) Investments in joint ventures not to exceed $1,000,000, and (g) investments in (x) Foreign Subsidiaries (other than SI Asia) in an aggregate amount not to exceed $500,000 per Fiscal Year and (y) SI Asia in an aggregate amount not to exceed $2,000,000 per Fiscal Year.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Borrowing Base: on any date of determination, an amount equal to the sum of (a) the Accounts Formula Amount, plus (b) the Inventory Formula Amount, minus (c) the Availability Reserve established by Agent in its Permitted Discretion; provided, however, that (i) Eligible In-Transit Inventory shall in no event contribute more than ~~$7,000,000~~the Eligible In-Transit Inventory Revolver Borrowing Base Cap (after giving effect to the Inventory Formula Amount) to the Revolver Borrowing Base at any time and (ii) Eligible Accounts owing to and Eligible Inventory held by the UK Guarantors shall not contribute more than an aggregate of $6,000,000 (after giving effect to the Account Formula Amount and Inventory Formula Amount, respectively) to the Revolver Borrowing Base at any time. If any amount in this definition is stated in a currency other than Dollars on any date, then such amount on such date shall be equal to the Dollar Equivalent of such amount in such other currency.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a), as hereafter modified pursuant to an Assignment and Acceptance to which it is a party.

Revolver Commitments: the aggregate Revolver Commitments of all Lenders. As of the Restatement Date, the aggregate Revolver Commitments equal $40,000,000.

Revolver Exposure: at any time, the sum of (i) the outstanding principal amount of Revolver Loans at such time plus (ii) the aggregate Stated Amount of LC Obligations at such time.

Revolver Loan: a loan made pursuant to Section 2.1.1(b)(ii), and any Swingline Loan, Revolver Overadvance Loan or Protective Advance.

Revolver Overadvance: as defined in Section 2.1.5(a).

Revolver Overadvance Loan: a Base Rate Revolver Loan made when a Revolver Overadvance exists or is caused by the funding thereof.

Revolver Termination Date: the earliest to occur of (a) October 15, 2025; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by an Obligor under a License.

S&P: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

Sanction: any sanction administered or enforced by the U.S. Government (including OFAC), the Canadian Government, United Nations Security Council, European Union, Her Majesty’s Treasury or other sanctions authority

Scheduled Unavailability Date: as defined in Section 3.6(b).

SDN List: means the list of the Specially Designated Nationals and Blocked Persons.

Second Lien Agent: as defined in the definition of “Second Lien Loan Agreement”.

Second Lien Debt: all Debt of the Obligors incurred pursuant to the Second Lien Loan Agreement and the other Second Lien Loan Documents and any refinancing or replacement of such Debt from time to time in accordance with the Intercreditor Agreement.

Second Lien Lenders: as defined in the definition of “Second Lien Loan Agreement”.

Second Lien Loan Agreement: the Loan and Security Agreement, dated as of January 28, 2022 (as amended, amended and restated, supplemented, or otherwise modified from time to time) among the Borrowers, the lenders from time to time party thereto (the “Second Lien Lenders”) and Wynnefield Capital, Inc., as agent and security trustee for the Second Lien Lenders (the “Second Lien Agent”).

Second Lien Loan Documents: the Second Lien Loan Agreement and all other documents, instruments and agreements from time to time executed or delivered in connection therewith and as amended, restated, amended and restated, supplemented, modified or refinanced or replaced from time to time in accordance with the Intercreditor Agreement.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or an Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Restatement Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Guaranties, IP Assignments, Deposit Account Control Agreements, the Canadian Security Agreements, the UK Security Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders in accordance with their Applicable Percentages of the Revolver Commitments.

SI Asia: means Summer Infant Asia, Ltd., a Hong Kong Private Limited Company.

SI Canada: means Summer Infant Canada, Limited, a corporation formed under the laws of the Province of New Brunswick.

SI UK: means Summer Infant Europe Limited, a private company with limited liability incorporated in and registered under the laws of England and Wales with company number 4322137.

Small Business Administration: means the U.S. Small Business Administration.

SOFR: ~~with respect to any Business Day,~~ the secured overnight financing rate published ~~for such day~~ by ~~the Federal Reserve Bank of New York~~FRBNY (or a successor administrator), as ~~the~~ administrator of the benchmark ~~(or a successor administrator) on the Federal Reserve Bank of New York's~~, on its website (or any successor source satisfactory to Agent) ~~at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body~~.

SOFR Adjustment: (a) with respect to Daily Simple SOFR, 0.11448%, and (b) with respect to Term SOFR, 0.11448% for a one month interest period, 0.26161% for a three month interest period and 0.42826% for a six month interest period.

Solvent: as to any Person, such Person (a) owns Property whose Fair Salable Value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present Fair Salable Value is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code (for SI UK this subsection (e) shall not be applicable); (f) is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (g) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates; and (h) with respect to any Person incorporated in England and Wales, (i) it is not unable and does not admit its inability to pay its debts as they fall due, (ii) it is not deemed to, or is not declared to, be unable to pay its debts under applicable law, (iii) it has not suspended or threatened to suspend making payments on any of its debts or (iv) by reason of actual or anticipated financial difficulties, it has not commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

Specified Obligor: an Obligor that is not then an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent in its exclusive discretion.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Supplemental UK Security Agreements: means (a) the Debenture dated as of the date of this Agreement executed by the UK Guarantors in favor of Agent, as the same may be amended, restated or supplemented from time to time, (b) the deed of charge over bank account dated as of the date of this Agreement, executed by the UK Guarantor in favor of the Agent, as the same may be amended, restated or supplemented from time to time, (c) the security over shares agreement dated as of the date of this Agreement, executed by the Company in favor of the Agent, as the same may be amended, restated or supplemented from time to time, (d) any other UK security agreement required to be executed by any Obligor in favor of Agent on, around or after the date of this Agreement, in each case, as the same may be amended, restated or supplemented from time to time.

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Target Companies: collectively, Target Corporation and its Affiliates.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Termination Event: (a) the whole or partial termination of a Canadian Defined Benefit Pension Plan; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Pension Plan; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Defined Benefit Pension Plan; or (d) any other event or condition provided for in, or prescribed pursuant to, the PBA that would entitle any Governmental Authority to require the termination or winding up or partial termination or winding up of any Canadian Defined Benefit Pension Plan.

Term Loan Advance Percentage: as of any date, the percentage equal to the product of (a) 50% multiplied by (b) a fraction, the numerator of which is (i) 20 minus (ii) the number of full calendar quarters that have elapsed since the Restatement Date, and the denominator of which is 20.

Term Loan Commitment: for any Lender, the obligation of such Lender to make a Term Loan hereunder, up to the principal amount shown on Schedule 1.1(a).

Term Loan Commitments: the aggregate Term Loan Commitments of all Lenders. The aggregate Term Loan Commitments equal $7,500,000.

Term Loan: a loan made pursuant to Section 2.2.

Term Loan Maximum Amount: as of any date of determination, an aggregate amount equal to the lesser of (a) the Term Loan Advance Percentage of the Brand NOLV as of such date, and (b) the result of (i) $7,500,000 minus (ii) the aggregate amount of all (A) regularly scheduled payments of principal pursuant to Section 5.3.1 and (B)  mandatory prepayments of principal pursuant to Section 5.3.2, in each case, made or required to be made in respect of the Term Loans on or prior to such date (other than mandatory prepayments required to be made in respect of the Term Loans on such date pursuant to Section 5.3.2(a)), minus (iii) the aggregate amount of all voluntary prepayments of the Term Loans made on or prior to such date.

Term Loan Maturity Date: the earlier of (a) October 15, 2025 and (b) the Revolver Termination Date.

Term SOFR: ~~the forward-looking term rate for any period that is approximately (as determined by Agent) as long as any of~~for the applicable corresponding Interest Period ~~options set forth in the definition of "~~of BSBY (or if any Interest Period~~" and that is~~ does not correspond to an interest period applicable to SOFR, the closest corresponding interest period of SOFR, but if such interest period of SOFR corresponds equally to two Interest Periods of BSBY, the corresponding interest period of shorter duration shall be applied), the forward-looking term rate based on SOFR ~~and~~ that has been selected or recommended by the Relevant Governmental Body~~, in each case as published on an information service as selected by Agent from time to time in its discretion~~.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Loan (i.e., Base Rate Loan or ~~LIBOR~~BSBY Loan) that has the same interest option and, in the case of ~~LIBOR~~BSBY Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Anti-Terrorism Laws: the Criminal Justice (Terrorism and Conspiracy) Act 1998, the Terrorism Act 2000, the Anti-Terrorism, Crime and Security Act 2001, the Prevention of Terrorism Act 2005, the Terrorism Act 2006, the Money Laundering Regulations 2007 and the Counter-Terrorism Act 2008.

UK Guarantor: collectively, SI UK and each other UK Subsidiary that guarantees payment or performance of the Obligations. The definition of “UK Guarantors” means all of such entities collectively.

UK Guaranty: that certain Guarantee dated as of April 21, 2015 made by the UK Guarantor, as may be amended, restated or otherwise modified from time to time.

UK Pension Scheme: any pension, retirement benefits or employee benefit scheme established by any UK Guarantor.

UK Priority Payables Reserve: means (a) the prescribed part of the UK Guarantors’ net property that would be made available for the satisfaction of its unsecured debts pursuant to section 176A of the Insolvency Act 1986 together with the UK Guarantors’ liabilities which constitute preferential debts pursuant to section 386 of the Insolvency Act 1986 and any sums payable as administration or liquidation expenses pursuant to rules 2.67(1) and 4.218(1) of the Insolvency Rules 1986 plus (b) third party claims against the assets of the UK Guarantors ranking or which may rank equal or prior to the claims of Agent (including by way of retention of title); provided that such amounts shall be adjusted from time to time hereafter upon delivery to the Agent of an acceptable waiver.

UK Resolution Authority: the Bank of England and any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

UK Security Agreements: (a) the Debenture dated as of April 21, 2015 executed by the UK Guarantors in favor of Agent, as the same may be amended, restated or supplemented from time to time, (b) the deed of charge over bank account dated as of April 21, 2015, executed by the UK Guarantor in favor of the Agent, as the same may be amended, restated or supplemented from time to time, (c) the security over shares agreement dated as of 21 April 2015, executed by the Company in favor of the Agent, as the same may be amended, restated or supplemented from time to time a (d) the Supplemental UK Security Agreements and (e) any other UK security agreement governed by English law executed by any Obligor in favor of Agent, in each case, as the same may be amended, restated or supplemented from time to time.

UK Subsidiaries: any Subsidiary of Company that is organized under the laws of England and Wales.

UK ST Law: the Law of Property Act 1925.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year; (specifically excluding SI UK from this definition).

U.S. Person: "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Obligors and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Wal-Mart Companies: collectively, Wal-Mart Stores, Inc. and its Affiliates.

Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and (b) with respect to any UK Resolution Authority, (i) any powers under any Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation.

1.2.         Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Restatement Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3.          Uniform Commercial Code and PPSA . As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time (or, with respect to any such property of Canadian Guarantor to which the PPSA is applicable, in accordance with the PPSA in effect in the Province of Ontario from time to time if defined therein or, if applicable, with respect to any such property of the UK Guarantor to which the UK Security Agreements are applicable, in accordance with the UK Security Agreements): “Chattel Paper,” “Commercial Tort Claim,” “Commodities Accounts,” “Commodities Contracts,” “Electronic Chattel Paper,” “Equipment,” “Financial Assets,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Intangibles,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Records,” “Securities Accounts,” “Security,” “Security Entitlements,” “Supporting Obligations,” and “Tangible Chattel Paper.”

1.4.         Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All determinations (including calculations of the FILO Borrowing Base, Revolver Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. FILO Borrowing Base and Revolver Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. A reference to Borrowers’ “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code or the PPSA, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act of Ontario and New Brunswick, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 7”, “Article 8” or “Article 9” shall be deemed to refer also to applicable Canadian securities transfer laws, (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, including, without limitation, where applicable, financing change statements, (iv) all references to the United States, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and (v) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada.

Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

~~The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.~~

1.5.         Currency Equivalents.

1.5.1.       Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, FILO Borrowing Base components, Revolver Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The “Dollar Equivalent” of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other FILO Borrowing Base and Revolver Borrowing Base components to Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2.       Judgments.       If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Borrower (or to the Person legally entitled thereto).

Section 2.         CREDIT FACILITIES

2.1.          FILO and Revolver Commitments.

2.1.1.       Loans Outstanding Under Existing Credit Agreement; FILO and Revolver Loans.

(a)           (i)             A portion of the Loans made and outstanding under (and as defined in) the Existing Credit Agreement as of the Restatement Date equal to the lesser of (x) the aggregate FILO Commitments and (y) the FILO Borrowing Base, shall remain outstanding on the Restatement Date and shall be automatically, and without any action on the part of any Person, deemed to be converted into and constitute “FILO Loans” hereunder and the Lenders shall automatically, and without the requirement for additional documentation on the Restatement Date, acquire such “FILO Loans” in accordance with their Applicable Percentages of the aggregate FILO Commitments.

(ii)           The portion of the Loans made and outstanding under (and as defined in) the Existing Credit Agreement as of the Restatement Date that are not automatically converted into FILO Loans on the Restatement Date pursuant to clause (i) above, shall remain outstanding on the Restatement Date and shall be automatically, and without any action on the part of any Person, deemed to constitute “Revolver Loans” hereunder and the Lenders shall automatically, and without the requirement for additional documentation on the Restatement Date, acquire such “Revolver Loans” in accordance with their Applicable Percentages of the aggregate Revolver Commitments.

(b)           (i)             Each Lender agrees severally, up to its FILO Commitment and on the terms set forth herein, to make FILO Loans to Borrowers from time to time from the Restatement Date to but not including the FILO Termination Date. FILO Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a FILO Loan if (x) the sum of (A) the FILO Exposure plus (B) the requested FILO Loan would exceed (y) the lesser of (A) the FILO Borrowing Base and (B) the Aggregate FILO Commitment Amount at such time.

(ii)            Each Lender agrees severally, up to its Revolver Commitment and on the terms set forth herein, to make Revolver Loans to Borrowers from time to time from the Restatement Date to but not including the Revolver Termination Date. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if (x) the sum of (A) the Revolver Exposure plus (B) the requested Revolver Loan would exceed (y) the lesser of (A) the Revolver Borrowing Base and (B) the aggregate Revolver Commitments at such time.

(iii)           Notwithstanding anything to the contrary set forth herein, it is the intention and agreement of the parties that so long as the FILO Commitments shall not have been terminated: (x) at any time that any Loans (other than Term Loans) shall be outstanding, such outstanding Loans (A) first, shall be deemed to be FILO Loans up to the amount that causes the FILO Exposure to equal but not exceed the lesser of (1) the FILO Borrowing Base and (2) the Aggregate FILO Commitment Amount at such time, and (B) second, to Revolver Loans; and (y) at any time the Borrowers shall make any request for any Loans (other than Term Loans), such request shall be deemed to constitute (A) first, a request for the funding of FILO Loans up to the amount that causes the FILO Exposure (after giving effect to the funding of such requested Loans) to equal but not exceed the lesser of (1) the FILO Borrowing Base and (2) the Aggregate FILO Commitment Amount at such time, and (B) second, a request for the funding of Revolver Loans.

2.1.2.       FILO and Revolver Notes.

(a)           The FILO Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver to such Lender a promissory note evidencing such Lender’s FILO Loans.

(b)           The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver to such Lender a promissory note evidencing such Lender’s Revolver Loans.

2.1.3.       Use of Proceeds. The proceeds of the FILO Loans and Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of any Sanction; or (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in a transaction).

2.1.4.       Termination and Reduction of FILO and Revolver Commitments.

(a)           The FILO Commitments shall terminate on the FILO Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the FILO Commitments. Any notice of termination of the FILO Commitments given by Borrowers shall be irrevocable; provided, that a notice of termination of the credit facilities (including a termination of the FILO Commitments) delivered by Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrowers (by notice to Agent on or prior to the specified effective date of such termination) if such condition is not satisfied. On the FILO Termination Date, Borrowers shall make Full Payment of all Obligations in respect of the FILO Loans.

(b)          The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable; provided, that a notice of termination of the credit facilities (including a termination of the Revolver Commitments) delivered by Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrowers (by notice to Agent on or prior to the specified effective date of such termination) if such condition is not satisfied. On the termination date, Borrowers shall make Full Payment of all Obligations.

(c)           The aggregate FILO Commitments shall be automatically reduced on each date that the Aggregate FILO Commitment Amount is reduced as provided in the definition of “Aggregate FILO Commitment Amount” in Section 1.1 such that the total amount of the FILO Commitments does not, at any time, exceed the Aggregate FILO Commitment Amount at such time.

(d)           Borrowers may permanently reduce the Aggregate FILO Commitment Amount (and the corresponding total amount of the FILO Commitments, on a pro rata basis in accordance with each Lender’s Applicable Percentage of the Aggregate FILO Commitment Amount), upon at least 5 Business Days’ prior written notice to Agent, which notice shall specify the aggregate amount of the reduction and shall be irrevocable once given. The aggregate amount of each reduction shall be in a minimum amount of $500,000, or an increment of $100,000 in excess thereof.

(e)           Borrowers may permanently reduce the aggregate Revolver Commitments, in accordance with each Lender’s Applicable Percentage of the Revolver Commitments, upon at least 5 Business Days’ prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5.       Overadvances; Protective Advances.

(a)            If the FILO Exposure exceeds the lesser of (i) the Aggregate FILO Commitment Amount and (ii) the FILO Borrowing Base (a “FILO Overadvance”) at any time, the excess amount shall be immediately due and payable by Borrowers, without any action by Agent or notice of any kind, but all FILO Loans and FILO Overadvances shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Any sufferance of a FILO Overadvance for any period of time shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.

(b)           If the aggregate Revolver Loans exceed the Revolver Borrowing Base (a “Revolver Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.

(c)            Agent shall be authorized, in its discretion, notwithstanding that (i) a Revolver Overadvance exists or thereby would be created, (ii) a Default or Event of Default has occurred and is continuing, and/or (iii) any conditions in Section 6 are not satisfied, to knowingly and intentionally, continue to make Base Rate Revolver Loans if Agent, in its Permitted Discretion, deems such Base Rate Revolver Loans necessary or desirable (x) to preserve or protect Collateral, (y) to enhance the collectability or repayment of the Obligations, or (z) to pay costs, fees and expenses then owing to Agent or any other amount (other than principal) chargeable to Borrowers in respect of the Obligations (such Loans, “Protective Advances”), so long as (A) after giving effect to such Protective Advances, the Revolver Exposure does not exceed the Revolver Borrowing Base by more than ten percent (10%), and (B) after giving effect to such Protective Advances, the Revolver Exposure does not exceed the aggregate Revolver Commitments. Each Lender shall participate in each Protective Advance in accordance with such Lender’s Applicable Percentage of the Revolver Commitments. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under this clause (b) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.2.         Term Loan Commitment.

2.2.1.        Term Loans. Each Lender agrees severally, up to its Term Loan Commitment and on the terms set forth herein, to make a Term Loan to Borrowers. The Term Loans shall be funded by Lenders on the Restatement Date. The Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Term Loans.

2.2.2.        Term Notes. The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver to such Lender a promissory note evidencing its Term Loan.

2.3.         Letter of Credit Facility.

2.3.1.        Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Revolver Termination Date, if earlier), on the terms set forth herein, including the following:

(a)            Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)            Letters of Credit may be requested by Borrower Agent, on behalf of an Obligor, to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)            Obligors assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)            In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2.        Reimbursement; Participations.

(a)            If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Applicable Percentage of such Borrowing whether or not the Revolver Commitments have terminated, a Revolver Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)            Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided interest and participation in all LC Obligations relating to the Letter of Credit, in accordance with such Lender’s Applicable Percentage. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s pro rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)            The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)            No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions from Required Lenders.

2.3.3.        Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, or (c) within 10 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, a Revolver Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4.        Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers. On and after the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

Section 3.        INTEREST, FEES AND CHARGES

3.1.         Interest.

3.1.1.        Rates and Payment of Interest.

(a)            The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a ~~LIBOR~~BSBY Loan, at ~~LIBOR~~the BSBY Rate for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.

(b)            During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Obligor acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)            Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue. Interest accrued on the Loans shall be due and payable in arrears, (i) on ~~the first day of~~ each ~~month~~Interest Payment Date; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Revolver Termination Date, FILO Termination Date or Term Loan Maturity Date, as applicable. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.        Application of ~~LIBOR~~BSBY to Outstanding Loans.

(a)            Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any ~~LIBOR~~BSBY Loan at the end of its Interest Period as, a ~~LIBOR~~BSBY Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a ~~LIBOR~~BSBY Loan.

(b)            ~~Whenever Borrowers desire to convert or continue Loans as LIBOR Loans,~~ Borrower Agent shall give Agent a Notice of Conversion/Continuation~~, no later than~~ by 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving ~~any~~ such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation ~~shall be~~is irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be ~~1~~one month if not specified). If, ~~upon the~~at expiration of ~~any~~an Interest Period ~~in respect of any LIBOR Loans~~for a BSBY Loan, Borrowers ~~shall~~ have failed to deliver a Notice of Conversion/Continuation, ~~they~~the Loan shall ~~be deemed to have elected to~~ convert ~~such Loans into~~to a Base Rate ~~Loans~~Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any ~~rate described in the definition of LIBOR~~reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).

3.1.3.        Interest Periods. ~~In connection with the making, conversion or continuation of any LIBOR Loans,~~ Borrowers shall select an interest period (~~“~~"Interest Period~~”) to apply, which interest period shall be 1, 2 or 3 months~~") of one, three or six months (in each case, subject to availability) to apply to each BSBY Loan; provided, ~~however,~~ that~~:(a)~~  (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a ~~LIBOR~~BSBY Loan, and shall expire ~~on the numerically corresponding day in the calendar month at its end;~~

~~(b)            if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end~~one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of ~~such~~the end month, then the Interest Period shall expire on the end month's last Business Day ~~of such month~~; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and ~~(c)~~ (c) no Interest Period shall extend beyond the Revolver Termination Date, FILO Termination Date or Term Loan Maturity Date, as applicable; and no Interest Period for a ~~LIBOR~~BSBY Term Loan may be established that would require repayment before the end of an Interest Period in order to make any scheduled principal payment on the Term Loans or any mandatory payment in connection with a scheduled reduction of the Aggregate FILO Commitment Amount.

~~3.1.4.        Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.~~

3.2.         Fees.

3.2.1.        Unused Line Fee. Borrowers shall pay to Agent, for the pro rata benefit of Lenders (based upon each Lender’s Applicable Percentage of the aggregate Revolver Commitments), a fee equal to the Applicable Unused Line Fee Rate times the amount by which the aggregate Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Revolver Termination Date.

3.2.2.        LC Facility Fees. Obligors shall pay (a) to Agent, for the pro rata benefit of Lenders (based upon each Lender’s Applicable Percentage of the aggregate Revolver Commitments), a fee equal to the Applicable Margin in effect for ~~LIBOR~~BSBY Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee as set forth in the Fee Letter on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.        Fee Letters Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement, including the Fee Letter.

3.3.         Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days with respect to amounts denominated in GBP and 360 days with respect to all other amounts. For purposes of the Interest Act (Canada), if applicable, (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and divided by (z) 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Each Obligor confirms that it understands and is able to calculate the rate of interest applicable to advances based on the methodology for calculating per annum rates provided for herein. Each Obligor irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement or any Loan Documents, that the interest payable hereunder and the calculation thereof has not been adequately disclosed to the Obligors as required pursuant to Section 4 of the Interest Act (Canada). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4.         Reimbursement Obligations. Borrowers shall reimburse Agent, Issuing Bank and Lenders for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable and documented legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall promptly pay to Agent, for the pro rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5.         Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain ~~or~~, issue, fund ~~LIBOR Loans~~or commit to, participate in, or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest ~~rates~~or fees based ~~upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~on BSBY Rate, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to ~~make or~~perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue ~~LIBOR Loans~~ or ~~to~~ convert ~~Base Rate~~Loans as BSBY Loans ~~to LIBOR Loans~~, shall be suspended and Borrowers shall make such appropriate accommodations regarding affected Letters of Credit as such Lender may reasonably request, (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to BSBY Rate, the interest rate applicable to such Lender's Base Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the BSBY Rate component of Base Rate, in each case until such Lender notifies Agent that the circumstances giving rise to ~~such~~Lender's determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or~~, if applicable,~~ convert ~~all LIBOR~~BSBY Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain ~~such LIBOR Loans~~the Loan and charge applicable interest to such day, or immediately, if such Lender ~~may not lawfully continue to~~cannot so maintain ~~such LIBOR Loans~~the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6.         Inability to Determine Rates.

3.6.1.        Inability to Determine Rate~~3.6.1.~~ . If in connection with any request for a BSBY Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error)~~, or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrower Agent or Required Lenders (as applicable) have determined, that for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b~~ that (i) no Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining ~~LIBOR~~BSBY Rate for ~~the~~any requested Interest Period with respect to a proposed BSBY Loan or in connection with an existing or proposed Base Rate Loan, or (~~c~~b) ~~LIBOR for the~~Agent or Required Lenders determine that for any reason BSBY Rate for any requested Interest Period with respect to a proposed BSBY Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, ~~then~~ Agent will promptly so notify ~~Borrower Agent~~Borrowers and ~~each Lender~~Lenders. Thereafter, (x) the obligation of Lenders to make ~~or~~, maintain ~~LIBOR~~, or convert Base Rate Loans to, BSBY Loans shall be suspended ~~until Agent (~~(to the extent of the affected BSBY Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the BSBY Rate component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction ~~by~~of Required Lenders) revokes such notice. Upon receipt of such notice, ~~Borrower Agent~~(I) Borrowers may revoke any pending request for a Borrowing ~~of~~, conversion ~~to~~ or continuation of ~~a LIBOR Loan~~BSBY Loans (to the extent of the affected BSBY Loans or Interest Periods) or, failing that, will be deemed to have ~~submitted~~converted such request into a request for ~~a~~ Base Rate ~~Loan~~Loans, and (II) any outstanding BSBY Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

3.6.2.        Successor Rates~~3.6.2.~~ Notwithstanding anything to the contrary in ~~this Agreement or~~ any ~~other~~ Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:(a)      adequate and reasonable means do not exist for ascertaining ~~LIBOR for any Interest Period hereunder or any other tenors~~one, three and six month interest periods of ~~LIBOR~~BSBY Rate, including because the ~~LIBOR~~BSBY Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b)            ~~the~~Bloomberg or any successor administrator of the ~~LIBOR~~BSBY Screen Rate or a Governmental Authority having jurisdiction over Agent, Bloomberg or such administrator with respect to its publication of BSBY, in each case acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR~~one, three and six month interest periods of BSBY Rate or the ~~LIBOR~~BSBY Screen Rate shall or will no longer be made available~~,~~ or permitted to be used for determining the interest rate of ~~loans~~U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that~~,~~ at the time of such statement, there is no successor administrator ~~that is~~ satisfactory to Agent that will continue to provide ~~LIBOR~~such interest periods of BSBY Rate after such specific date (~~such specific~~the latest date~~, “~~ on which one, three and six month interest periods of BSBY Rate or the BSBY Screen Rate are no longer available permanently or indefinitely, "Scheduled Unavailability Date~~”~~");

~~(c)            the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative;~~

~~(d)            syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

then, ~~in the case of clauses (a) through (c) above,~~ on a date and time determined by Agent (any such date, ~~“LIBOR~~"BSBY Replacement Date~~”~~"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated ~~and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (a), (b) or (c) above~~ and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, ~~LIBOR~~BSBY Rate will be replaced hereunder and under ~~the~~any other applicable Loan ~~Documents~~Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, ~~this Agreement or~~ any ~~other~~ Loan Document (~~“LIBOR~~ "Successor Rate~~”; and any such rate before giving effect to the Related Adjustment, “Pre-Adjustment Successor Rate”~~"):

(~~x~~i)            Term SOFR plus the ~~Related~~SOFR Adjustment; and

(~~y~~ii)          Daily Simple SOFR plus the ~~Related~~SOFR Adjustment;

~~and in the case of clause (d) above, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and the other Loan Documents in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. on the fifth Business Day after Agent shall have notified Lenders and Borrower Agent of the occurrence of the circumstances described in clause (d) above unless, prior to such time, Required Lenders have delivered to Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided, that if~~ provided, that if initially BSBY is replaced with Daily Simple SOFR plus the SOFR Adjustment and, subsequent to such replacement, Agent determines that Term SOFR has become available~~,~~ and is administratively feasible for Agent ~~and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified~~in its discretion, and Agent notifies Borrower Agent and Lenders of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the ~~Pre-Adjustment~~ Successor Rate shall be Term ~~SOFR and the LIBOR Successor Rate shall be Term~~ SOFR plus the ~~relevant Related~~SOFR Adjustment. If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis.

~~Agent will promptly (in one or more notices) notify Borrower Agent and Lenders of (x) any occurrence of any of the events, periods or circumstances under clauses (a) through (c) above, (y) a LIBOR Replacement Date, and (z) the LIBOR Successor Rate. Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0.375%, the LIBOR Successor Rate will be deemed to be 0.375%  for the purposes of this Agreement and the other Loan Documents.~~

~~In connection with the implementation of a LIBOR Successor Rate, Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that with respect to any such amendment effected, Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to Borrower Agent and Lenders reasonably promptly after such amendment becomes effective.~~

~~If events or circumstances of the type described in clauses (a) through (c) above have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate”.~~

~~3.6.3.~~       Notwithstanding anything to the contrary herein, (~~a~~x) ~~after any such determination by Agent or receipt by Agent of any such notice described under Section 3.6.2(a) through (c), as applicable,~~ if Agent determines that ~~none~~neither of the ~~LIBOR Successor Rates~~alternatives in clauses (i) and (ii) above is available on or prior to the ~~LIBOR~~BSBY Replacement Date~~, (ii) if the events or circumstances described in Section 3.6.2(d) have occurred but none of the LIBOR Successor Rates is available, or (iii~~ or (y) if the events or circumstances of the type described in ~~Section 3.6.2~~clauses (a) ~~through~~or (~~c)~~b) above have occurred with respect to the ~~LIBOR~~ Successor Rate then in effect ~~and Agent determines that none of the LIBOR Successor Rates is available~~, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing ~~LIBOR~~BSBY Rate or any then current ~~LIBOR~~ Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with ~~another alternate~~an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated ~~syndicated~~ credit facilities ~~for such alternative benchmarks~~syndicated and agented in the United States and, in each case, including any ~~Related Adjustments and any other~~ mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated ~~syndicated~~ credit facilities ~~for such benchmarks~~syndicated and agented in the United States, which adjustment or method for calculating such adjustment shall be published on an information service ~~as~~ selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a ~~LIBOR~~ Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent ~~shall have posted~~posts such proposed amendment to all Lenders and ~~Borrower Agent~~Borrowers unless, prior to such time, Required Lenders ~~have delivered~~deliver to Agent written notice that ~~such~~ Required Lenders object to ~~such~~the amendment.

~~3.6.4.        If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3 and the circumstances under Section 3.6.2(a) or (c) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower Agent and Lenders. Thereafter, (a) the obligation of Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and (b) the LIBOR component shall no longer be utilized in determining Base Rate, until the LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans (subject to the foregoing clause (b)).~~

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. If a Successor Rate includes a SOFR-based rate, then as of the BSBY Replacement Date, the Unused Line Fee Rate shall increase by percentage points equal to the SOFR Adjustment for a one month interest period. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents.

3.7.         Increased Costs; Capital Adequacy.

3.7.1.        Change in Law. If any Change in Law shall:

(a)            impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in LIBOR)~~ or Issuing Bank;

(b)            subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)            impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2.        Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

~~3.7.3.        LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers' receipt of the notice.~~

3.7.3.        ~~3.7.4.~~ Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.         Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.         Funding Losses. If for any reason ~~(other than default by a Lender)~~ (a) any Borrowing ~~of~~, ~~or~~ conversion ~~to~~ or continuation of~~,~~ a ~~LIBOR~~ Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a ~~LIBOR~~ Loan occurs on a day other than the end of its Interest Period or tenor, (c) Borrowers fail to repay a ~~LIBOR~~ Loan when required ~~hereunder~~, or (d) a Lender (other than a Defaulting Lender) is required to assign a ~~LIBOR~~ Loan prior to the end of its Interest Period or tenor pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all ~~resulting~~ losses ~~and~~, expenses~~, including loss of anticipated profits~~ and ~~any loss or expense~~fees arising from ~~liquidation or~~ redeployment of funds or ~~from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits~~termination of match funding.

3.10.       Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 4.        LOAN ADMINISTRATION

4.1.         Manner of Borrowing and Funding of FILO Loans and Revolver Loans.

4.1.1.        Notice of Borrowing.

(a)            Whenever Borrowers desire funding of a Borrowing of Revolver Loans (or, if applicable, FILO Loans) Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of ~~LIBOR~~BSBY Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or ~~LIBOR~~BSBY Loans, and (D) in the case of ~~LIBOR~~BSBY Loans, the duration of the applicable Interest Period (which shall be deemed to be 1 month if not specified).

(b)            Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans (or, if applicable, Base Rate FILO Loans); on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans (or FILO Loans) shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)            If Borrowers maintain any disbursement account with Agent or any Affiliate of Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan (or, if applicable, a Base Rate FILO Loan) in the date of such presentation, in the amount of the Payment Item. The proceeds of such Revolver Loan (or FILO Loan) may be disbursed directly to the disbursement account.

4.1.2.        Fundings by Lenders. Each Lender shall timely honor its Commitments by funding its Applicable Percentage of each Borrowing that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of ~~LIBOR~~BSBY Loans. Each Lender shall fund to Agent such Lender’s Applicable Percentage of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Applicable Percentage by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of each Borrowing as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Applicable Percentage of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3.        Swingline Loans; Settlement.

(a)            Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $6,000,000, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)            Settlement of Swingline Loans and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly), in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, a Revolver Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a participation in such Loan (based upon such Lender’s Applicable Percentage thereof) and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4.        Notices. Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.1.5.        Conforming Changes. Agent may make Conforming Changes from time to time with respect to BSBY or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Borrower Agent reasonably promptly after it becomes effective.

4.2.         Defaulting Lender.

4.2.1.        Reallocation of Applicable Percentage; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Revolver Commitments and FILO Commitments and Loans of any Defaulting Lender(s) from the calculation of Applicable Percentages. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2.        Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolver Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3.        Cure. Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Applicable Percentages shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Revolver Loans, FILO Loans, LC Obligations and other exposures under the Revolver Commitments and FILO Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Applicable Percentages. Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3.         Number and Amount of ~~LIBOR~~BSBY Loans; Determination of Rate. Each Borrowing of ~~LIBOR~~BSBY Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $500,000 in excess thereof. No more than six (6) Borrowings of ~~LIBOR~~BSBY Loans may be outstanding at any time, and all ~~LIBOR~~BSBY Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining ~~LIBOR~~BSBY Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4.        Borrower Agent. Each Borrower and Obligor hereby designates SI USA (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or another Obligor. Agent and Lenders may give any notice or communication with a Borrower or another Obligor hereunder to Borrower Agent on behalf of such Borrower or another Obligor. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower and Obligor agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.         One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6.         Effect of Termination. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

Section 5.        PAYMENTS

5.1.         General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, except as required by Applicable Law, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a ~~LIBOR~~BSBY Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to ~~LIBOR~~BSBY Loans.

5.2.         Repayment of FILO Loans and Revolver Loans.

(a)            FILO Loans shall be due and payable in full on the FILO Termination Date, unless payment is sooner required hereunder. FILO Loans may be prepaid from time to time, without penalty or premium; provided that Borrowers shall not prepay FILO Loans at any time that Revolver Loans are outstanding unless (i) a FILO Overadvance shall exist, in which case Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge of the existence of such FILO Overadvance, repay FILO Loans in an amount sufficient to cause the FILO Exposure to equal but not exceed the lesser of (A) the Aggregate FILO Commitment Amount and (B) the FILO Borrowing Base, or (ii) such prepayment of the FILO Loan is accompanied by a permanent dollar for dollar reduction in the Aggregate FILO Commitment Amount such that, after giving effect to such prepayment and reduction, the FILO Exposure is equal to but does not exceed the lesser of (A) the Aggregate FILO Commitment Amount and (B) the FILO Borrowing Base.

(b)            Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Accounts or Inventory, then the Net Proceeds of such Asset Disposition (minus any Net Proceeds required to prepay FILO Loans pursuant to clause (a) above) in an amount equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Revolver Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans. Notwithstanding anything herein to the contrary, if a Revolver Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to cause Availability to no longer be less than zero.

5.3.         Repayment of Term Loans.

5.3.1.        Payment of Principal. The principal amount of the Term Loans shall be repaid on the first day of each calendar quarter in consecutive quarterly installments of $375,000, commencing on January 1, 2021 and continuing until the Term Loan Maturity Date, on which date all principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the pro rata benefit of Lenders, in accordance with each Lender’s Applicable Percentage of the Term Loans. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.3.2.        Mandatory Prepayments.

(a)            If at any time, the aggregate outstanding principal amount of the Term Loans exceeds the Term Loan Maximum Amount at such time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Term Loans in an amount sufficient to cause the aggregate outstanding principal amount of the Term Loans to be less than or equal to the Term Loan Maximum Amount then in effect.

(b)            Concurrently with any Permitted Asset Disposition of Other Collateral, Borrowers shall prepay Term Loans in an amount equal to the Net Proceeds of such disposition; provided, that, so long as no Default or Event of Default has occurred and is continuing, Net Proceeds from any single such Asset Disposition in an amount not in excess of $2,000,000 shall not be required to be so applied to the extent Borrowers deliver to Agent a certificate stating that Obligors intend to use such Net Proceeds to acquire assets that are used or useful in the business of Obligors within 180 days of the receipt of such Net Proceeds, it being expressly agreed that all such Net Proceeds not so reinvested shall be immediately applied to prepay the Loans upon the expiration of such 180 day period.

(c)            Concurrently with the receipt of any proceeds of insurance or condemnation or expropriation awards paid in respect of any Other Collateral, Borrowers shall prepay Term Loans in an amount equal to such proceeds, subject to Section 8.6.2.

(d)            Concurrently with any incurrence of Debt by an Obligor (other than Debt permitted under Section 10.2.1), Borrower shall prepay Term Loans in an amount equal to the net proceeds of such incurrence of Debt.

(e)            On the Revolver Termination Date, Borrowers shall prepay all Term Loans (unless sooner repaid hereunder).

(f)             Optional Prepayments. Borrowers may, at their option from time to time, prepay the Term Loans, without penalty or premium, which prepayment must be at least $500,000, plus any increment of $100,000 in excess thereof. Borrower shall give written notice to Agent of an intended prepayment of Term Loans not later than 3 Business Days prior to the date of such prepayment, which notice shall specify the amount of the prepayment and be irrevocable once given; provided, that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.1.4(a), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.1.4(a).

5.3.3.        Application of Prepayments. Each prepayment of Term Loans shall be accompanied by all interest accrued thereon and shall be applied to principal in inverse order of maturity.

5.4.         Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5.         Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6.         Application and Allocation of Payments.

5.6.1.        Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers (provided that, if at the time of any such payments any Revolver Loans are outstanding, such payment shall be applied first to the Revolver Loans and second to the FILO Loans, unless, after giving effect to such payment, the FILO Exposure shall exceed the lesser of (i) the Aggregate FILO Commitment Amount and (ii) the FILO Borrowing Base); and (c) fourth, as determined by Agent in its discretion.

5.6.2.        Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on the Collateral, setoff or otherwise, shall be allocated as follows:

(a)            To the extent such monies constitute Current Asset Collateral or proceeds of Current Asset Collateral, such monies shall be applied as follows:

(i)            first, to all Extraordinary Expenses owing to Agent, Issuing Bank and Lenders, and to all other costs and expenses owing to Agent;

(ii)           second, to all amounts owing to Agent on Swingline Loans;

(iii)          third, to Issuing Bank in respect of amounts owing by Borrowers for (x) any unreimbursed drawings made under Letters of Credit and (y) fees, costs, expenses and indemnities owing to Issuing Bank in respect of Letters of Credit;

(iv)          fourth, to all Obligations constituting fees owing or related to the Revolver Loans;

(v)           fifth, to all Obligations constituting interest in respect of the Revolver Loans;

(vi)          sixth, to Cash Collateralization of LC Obligations;

(vii)         seventh, to all Revolver Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(viii)        eighth, to all Obligations constituting fees owing or related to the FILO Loans;

(ix)           ninth, to all Obligations constituting interest in respect of the FILO Loans;

(x)            tenth, to all FILO Loans,

(xi)           eleventh, to all Obligations constituting fees owing or related to the Term Loans;

(xii)          twelfth, to all Obligations constituting interest in respect of the Term Loans;

(xiii)         thirteenth, to the Term Loans;

(xiv)        fourteenth, to Secured Bank Product Obligations exceeding the amount of Reserves existing therefor; and

(xv)         last, to all remaining Obligations.

(b)            To the extent such monies constitute Other Collateral or proceeds of Other Collateral, such monies shall be applied as follows:

(i)            first, to all Extraordinary Expenses owing to Agent, Issuing Bank and Lenders, and to all other costs and expenses owing to Agent;

(ii)           second, to all Obligations constituting fees owing or related to the Term Loans;

(iii)          third, to all Obligations constituting interest in respect of the Term Loans;

(iv)          fourth, to the Term Loans;

(v)           fifth, to all amounts owing to Agent on Swingline Loans;

(vi)          sixth, to Issuing Bank in respect of amounts owing by Borrowers for (x) any unreimbursed drawings made under Letters of Credit and (y) fees, costs, expenses and indemnities owing to Issuing Bank in respect of Letters of Credit;

(vii)         seventh, to all Obligations constituting fees owing or related to the Revolver Loans;

(viii)        eighth, to all Obligations constituting interest in respect of the Revolver Loans;

(ix)           ninth, to Cash Collateralization of LC Obligations;

(x)            tenth, to all Revolver Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(xi)           eleventh, to all Obligations constituting fees owing or related to the FILO Loans;

(xii)          twelfth, to all Obligations constituting interest in respect of the FILO Loans;

(xiii)         thirteenth, to all FILO Loans,

(xiv)        fourteenth, to Secured Bank Product Obligations exceeding the amount of Reserves therefor; and

(xv)          last, to all remaining Obligations.

(c)            Subject to the priorities set forth in clauses (a) and (b) above, amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations set forth in this Section 5.6.2 are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 5.6.2.

(d)            Notwithstanding the order of application of proceeds of Collateral set forth in this Section 5.6.2, the Collateral shall secure all Obligations, regardless of whether such Obligations are in respect of Revolver Loans, FILO Loans, Term Loans or otherwise.

5.6.3.        Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.         Dominion Accounts. During any Cash Dominion Period, the ledger balances in the Dominion Accounts as of the end of each Business Day shall be applied to the Obligations at the beginning of the next Business Day; provided that, notwithstanding anything to contrary set forth herein, at all times (regardless of whether a Cash Dominion Period is in effect), the ledger balances in all Dominion Accounts maintained by the UK Guarantor shall be applied to the Obligations at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. If, at any time a Cash Dominion Period shall not be in effect, the aggregate balance of all cash held in all Deposit Accounts of Obligors (including all Dominion Accounts and all Excluded Deposit Accounts (other than (x) Deposit Accounts described in clause (a) of the definition of “Excluded Deposit Accounts” and (y) the CARES Account), shall exceed $2,000,000 for more than five Business Days, the Obligors shall remit to Agent to be applied to the Obligations an amount sufficient to cause such aggregate balance in all Deposit Accounts to be less than $2,000,000. For the avoidance of doubt, the Agent hereby agrees that a notice regarding the commencement of a Cash Dominion Period shall not be delivered to the applicable depository bank under a Deposit Account Control Agreement until such time as a Cash Dominion Period has occurred; provided that Deposit Accounts of the UK Guarantor shall be subject to the dominion and control of Agent at all times as set forth in Section 8.2.4.

5.8.         Account Stated. The Agent shall maintain in accordance with its usual and customary practices account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9.         Taxes.

5.9.1.        Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)            All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding. The Agent or such Obligor, as applicable, may take into account any applicable information and documentation provided pursuant to Section 5.10.

(b)            If Agent or any Obligor is required by the Code or the Income Tax Act (Canada) to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code or the Income Tax Act (Canada), and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)            If Agent or any Obligor is required by any Applicable Law other than the Code or the Income Tax Act (Canada) to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2.        Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent's option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3.        Tax Indemnification.

(a)            Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)            Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers' obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender's failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.9.4.        Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.9.5.        Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

    5.9.6.   Survival. Each party's obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10.            Lender Tax Information.

    5.10.1.  Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

    5.10.2.  Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

    (a)        Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W-0, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

    (b)       Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)           executed originals of IRS Form W-8ECI;

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code ("U.S. Tax Compliance Certificate"), and (y) executed originals of IRS Form W-8BEN-E; or

(iv)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

    (c)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

    (d)       if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.

    5.10.3.  Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.11.            Nature and Extent of Each Borrower’s Liability.

    5.11.1.  Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code or any other Insolvency Law or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or any other Insolvency Law or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

    5.11.2.  Waivers.

    (a)        Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is an Obligor. It is agreed among each Obligor, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

    (b)        Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

    5.11.3.  Extent of Liability; Contribution.

    (a)        Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

    (b)        If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

    (c)        Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to supports its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

    (d)        Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

    5.11.4.  Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

    5.11.5.  Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

Section 6.             CONDITIONS PRECEDENT

6.1.              Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Restatement Date”) that each of the following conditions has been satisfied:

    (a)       Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

    (b)        Agent shall have received acknowledgments of all filings, registrations or recordations necessary to perfect its Liens in the Collateral, as well as UCC, PPSA and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

    (c)        Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the Company and its Subsidiaries, taken as a whole, are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

    (d)        Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions (in the case of any UK Guarantor, of both its board of directors and its members) authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing; (iv) with respect to any UK Guarantor, (A) that the Company and each of its Subsidiaries has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that UK Guarantor; and no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of shares in that UK Guarantor and (B) that the attached copy of its “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) is true and complete, and in full force and effect, without amendment except as shown, and (v) with respect to any UK Guarantor, the solvency of such UK Guarantor and the ability of such UK Guarantor to pay its debts as they fall due.

    (e)         Agent shall have received a written opinion of (i) Greenberg Traurig LLP, US counsel to the Obligors, (ii) Stewart McKelvey, special New Brunswick counsel to the Canadian Guarantor, (iii) Stikeman Elliott LLP, special Ontario counsel to the Canadian Guarantor, and (iv) Norton Rose Fulbright LLP, special UK counsel to Agent, as well as any local counsel to Borrowers or Agent, in form and substance satisfactory to Agent.

    (f)         Agent shall have received good standing certificates (or their equivalents) for each Obligor (other than the UK Guarantor), issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

    (g)        (If available in the relevant jurisdiction) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, together with loss payable endorsements naming Agent as lenders loss payee and as additional insured (in the case of Canadian insurance policies, first mortgagee (with respect to the ABL Priority Collateral), and in the case of UK Insurance policies, first loss payee), all in compliance with the Loan Documents.

    (h)        Agent shall have completed its business, financial and legal due diligence of Obligors. No material adverse change, in the good faith opinion of Agent, in the business, assets, Properties, liabilities, operations, condition (financial or otherwise) of the Borrowers and the Guarantors, taken as a whole, financial condition of any Obligor or in the quality, quantity or value of any Collateral has occurred since December 28, 2019.

    (i)         Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Restatement Date.

    (j)         Agent shall have received a Borrowing Base Certificate prepared as of October 3, 2020. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $7,000,000.

    (k)        Agent shall have received reasonably satisfactory evidence that all principal, interest, and other amounts owing in respect of the “Term Debt” (as defined in the Existing Credit Agreement) and all other indebtedness for borrowed money of Obligors (other than indebtedness listed on Schedule 10.2.1 hereto) will be repaid in full on the Restatement Date with the proceeds of the initial Loans hereunder on the Restatement Date and any and all Liens securing such indebtedness will be terminated and released on the Restatement Date.

    (l)        With respect to each leased property or warehouse of each Obligor, Agent shall have either (i) received a Lien Waiver with respect to such leased property or warehouse or (ii) established a Rent and Charges Reserve with respect to such leased property or warehouse.

    (m)       Agent shall have received (i) audited financial statements of the Company and its Subsidiaries for the fiscal year ended December 28, 2019, (ii) the internally prepared monthly divisional financial statements of the Company and its Subsidiaries for the months ended January 25, 2020 through August 22, 2020, (iii) a pro forma balance sheet of the Company and its Subsidiaries dated as of the Restatement Date after giving pro forma effect to the transactions contemplated by this Agreement, the repayment in full of existing Debt and the funding of the initial Loans on the Restatement Date and (iv) projections of the consolidated balance sheets, results of operations, cash flow and Availability for the 2020 Fiscal Year on a Fiscal Month basis and for each other Fiscal Year ending prior to the Revolver Termination Date on a Fiscal Year basis.

    (n)        No action, suit, investigation, litigation or proceeding shall be threatened or pending in any court or before any arbitrator or governmental instrumentality that in Agent’s judgment could reasonably be expected to have a Material Adverse Effect.

    (o)        Agent shall have received satisfactory evidence that the Obligors have received all governmental and third party consents and approvals as may be appropriate in connection with the Loans and the transactions contemplated by this Agreement.

    (p)        Agent shall have received the Initial Brand Appraisal which shall indicate that the Brand NOLV, as of the Restatement Date, is equal to or greater than $15,000,000.

    (q)       KYC Information.

(i)            Upon the reasonable request of any Lender made at least ten (10) days prior to the Restatement Date, Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Canadian Anti-Money Laundering & Anti-Terrorism Legislation, in each case at least five (5) days prior to the Restatement Date.

(ii)            At least five (5) days prior to the Restatement Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

6.2.              Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

    (a)        No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

    (b)        The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (without duplication or any materiality provisions therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

    (c)        All conditions precedent in any other Loan Document shall be satisfied;

    (d)        No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

    (e)        With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

Section 7.             COLLATERAL

7.1.              Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Obligor (other than any UK Guarantor) hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

    (a)        all Accounts;

    (b)        all Chattel Paper, including all Tangible Chattel Paper and all Electronic Chattel Paper;

    (c)        all Commercial Tort Claims, including those shown on Schedule 9.1.16;

    (d)        all Deposit Accounts, Securities Accounts and Commodities Accounts (and all money, cash and Cash Equivalents, checks, other negotiable instruments, funds, evidences of payment, Commodities Contracts, Security Entitlements, Securities and other assets (including Financial Assets) contained in, or credited to, such Deposit Accounts, Securities Accounts and Commodities Accounts);

    (e)        all Documents (including, if applicable, electronic documents);

    (f)         all General Intangibles and Intangibles, including Intellectual Property, Payment Intangibles, intercompany Debt and customer lists;

    (g)        all Goods, including Inventory, Equipment and Fixtures;

    (h)        all Instruments, including Promissory Notes;

    (i)         all Investment Property (including all Securities and Equity Interests);

    (j)         all Letters of Credit (which, for purposes of this clause (j) only, shall have the meaning given to such term in the UCC) and Letter-of-Credit Rights;

    (k)        all Supporting Obligations;

    (l)         all monies, cash and Cash Equivalents, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

    (m)       all books and records (including databases, customer lists, files, correspondence, tapes, and other records, whether tangible or electronic, computer programs, print-outs and computer records) pertaining to the foregoing clauses (a) through (l) above; and

    (n)        to the extent not covered by clauses (a) through (m) above, (i) all other Property of such Obligor, whether tangible or intangible and (ii) all Proceeds, Supporting Obligations and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all insurance claims, proceeds of any insurance, indemnity, warranty or guaranty payable to such Obligor from time to time with respect to any of the foregoing and any other contract rights or rights to the payment of money or tort claims.

In no event shall the grant of the security interest in this Agreement or in any other Loan Document attach to, or the term “Collateral” be deemed to include, (a) any of the outstanding Equity Interests in (x) an Immaterial Foreign Subsidiary or (y) a Foreign Subsidiary (i) in excess of 65% of the voting power of all classes of equity interests of such Foreign Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary or (ii) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such foreign subsidiary’s organization; (b) any equity interest in any Foreign Subsidiary that is not a first-tier subsidiary of an Borrower; (c) any lease, license, contract, property rights or agreement to which Debtor is a party or any of such Debtor’s rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest would constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of such Debtor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of the applicable jurisdiction (or any successor provision or provisions), any other applicable law or principles of equity), provided, however, that the security interest (x) shall attach immediately when the condition causing such abandonment, invalidation or unenforceability is remedied, (y) shall attach immediately to any severable term of such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (i) or (ii) above and (z) shall attach immediately to any such lease, license, contract, property rights or agreement to which the account debtor or such Obligor’s counterparty has consented to such attachment; (d) any equity interest acquired after the date hereof that is an equity interest in an entity other than a subsidiary of an Obligor, if the terms of the organizational documents of the issuer of such equity interests do not permit the grant of the security interest in such equity interests by the owner thereof or Obligor; (e) any application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark; (f) except as may be mutually agreed by the Borrowers and Agent, any fee-owned Real Estate or leasehold interests in Real Estate (other than, for the avoidance of doubt, Fixtures); and (g) “consumer goods” as defined in the PPSA (collectively, the “Excluded Property”); provided, however, that any Collateral (or any portion thereof) that ceases to satisfy the criteria for Excluded Property (whether as a result of an Obligor obtaining any necessary consent, any change in any rule of law, statute or regulation or otherwise) shall no longer be Excluded Property and the security interest shall attach immediately to such Collateral (or portion thereof) at such time. Anything to the contrary contained in this Agreement notwithstanding, the CARES Account (and cash proceeds of the CARES Debt held in the CARES Account) shall constitute Excluded Property.

7.2.              Lien on Deposit Accounts; Cash Collateral.

    7.2.1.    Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Obligor (other than a UK Guarantor) hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Obligor, including any sums in any lockbox or Dominion Account. Anything to the contrary contained in this Agreement notwithstanding, the Agent shall not have a Lien on the CARES Account (or any cash proceeds of the CARES Debt held in the CARES Account).

    7.2.2.    Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the consent of Borrower Agent, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. Each Obligor (other than a UK Guarantor) hereby grants to Agent, as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3.              [Reserved].

7.4.              Other Collateral.

    7.4.1.    Commercial Tort Claims. Obligors shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

    7.4.2.    Certain After-Acquired Collateral. Obligors shall promptly notify Agent in writing if, after the Restatement Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien (subject to Permitted Liens) upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Obligors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5.              No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6.              Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon reasonable request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems necessary and appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Restatement Date to effect or perfect its Lien on any Collateral.

Section 8.             COLLATERAL ADMINISTRATION

8.1.              Borrowing Base Certificates. Obligors shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (i) by the fifteenth (15th) day of each calendar month, and at such other times as Agent may request, a Borrowing Base Certificate setting forth the amounts of Accounts, Inventory, Eligible Accounts, Eligible Inventory, the Accounts Formula Amount, the Inventory Formula Amount, the status of Priority Payables, the Availability Reserve, the Revolver Borrowing Base, the FILO Borrowing Base, the Revolver Exposure, the FILO Exposure and Availability as of the most recently ended Fiscal Month, and (ii) at any time Availability falls below the Reporting Frequency Increase Trigger Amount, by Wednesday of each week, an updated Borrowing Base Certificate (which updated Borrowing Base Certificate shall include updated calculations of the Revolver Borrowing Base, FILO Borrowing Base, Availability and the status of Priority Payables as of the end of the most recently ended week based solely upon sales, collections and Loan activity since the last day of the Fiscal Month for which a monthly Borrowing Base Certificate shall have been prepared). All calculations of Availability in any Borrowing Base Certificate shall originally be made by Obligors and certified by a Senior Officer, provided that Agent may from time to time review and, in its Permitted Discretion, adjust any such calculation (a) to reflect its estimate of declines in value of any Collateral, due to collections received or otherwise; or (b) to the extent Agent believes that the calculation was not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2.              Administration of Accounts.

    8.2.1.    Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Obligor shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the most recent Fiscal Month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts, Obligors shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.

    8.2.2.    Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral.

    8.2.3.    Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

    8.2.4.    Maintenance of Dominion Accounts. Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. On or prior to the Restatement Date, Obligors shall have entered into agreements (in form and substance reasonably satisfactory to Agent) with Bank of America, in its capacity as lockbox servicer and Dominion Account bank, establishing Agent’s Lien on and dominion and control over all lockboxes and Dominion Accounts and which provide (i) in case of lockboxes and Dominion Accounts of the UK Guarantor, that Agent have exclusive dominion and control at all times (regardless of whether a Cash Dominion Period is in effect), and (ii) in the case of lockboxes and Dominion Accounts of any Obligor other than the UK Guarantor, that Agent may exercise dominion and control at any time during a Cash Dominion Period and that during a Cash Dominion Period all remittances received in a lockbox be immediately deposited to a Dominion Account. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

    8.2.5.    Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that at all times from and after the Restatement Date, all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account (or a lockbox which is swept into a Dominion Account).

8.3.              Administration of Inventory.

    8.3.1.    Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and, prior to the 15th day after the end of each month, shall submit to Agent inventory and reconciliation reports for the most recently ended Fiscal Month in form satisfactory to Agent. Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

    8.3.2.    Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default, Revolver Overadvance or FILO Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $375,000; and (d) any payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations.

    8.3.3.    Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. No Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory. Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.              Administration of Equipment.

    8.4.1.    Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Obligors shall deliver to Agent evidence of their ownership or interests in any Equipment.

    8.4.2.    Dispositions of Equipment. No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens (other than Permitted Liens).

    8.4.3.    Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Each Obligor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Obligor shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5.              Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Obligors, including all Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent’s control over each such Deposit Account (other than Excluded Deposit Accounts). Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6.              General Provisions.

    8.6.1.    Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States or Canada, as applicable, upon 30 Business Days prior written notice to Agent.

    8.6.2.    Insurance of Collateral; Condemnation Proceeds.

    (a)         Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A~~_~~-, unless otherwise approved by Agent) satisfactory to Agent. All proceeds under each policy shall be payable to Agent. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lenders loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

    (b)        Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation or expropriation of any Collateral shall be paid to Agent. Any such insurance proceeds or condemnation awards that relate to Inventory shall be applied first, to payment of any Revolver Overadvance and any FILO Overadvance, second, to payment of the Revolver Loans, third, to payment of the FILO Loans, fourth to payment of the Term Loans, and then, to the payment of any other Obligations outstanding. Subject to clause (c) below, any insurance proceeds or condemnation or expropriation awards that relate to Other Collateral shall be applied first, to payment of the Term Loans, second, to payment of any Revolver Overadvance and any FILO Overadvance, third, to payment of the Revolver Loans, fourth, to payment of the FILO Loans, and then, to the payment of any other Obligations outstanding.

    (c)         If requested by Obligors in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation or expropriation awards relating to any loss or destruction of Equipment or Real Estate, Obligors may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is undertaken and concluded within 180 days, in accordance with plans reasonably satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single Casualty Event or condemnation or expropriation does not exceed $250,000.

    8.6.3.    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Priority Payables and Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

    8.6.4.    Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7.              Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:

     (a)       Endorse an Obligor’s name on any Payment Item remitted to or deposited in any lockbox or Dominion Account; and

     (b)       During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

Section 9.             REPRESENTATIONS AND WARRANTIES

9.1.              General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

    9.1.1.   Organization and Qualification. Each Obligor and Subsidiary (other than any Immaterial Foreign Subsidiary) is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or formation. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is a Covered Entity.

    9.1.2.   Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its obligations under the Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Obligor’s Property.

    9.1.3.       Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

    9.1.4.       Capital Structure. Schedule 9.1.4 shows (a) for each Obligor and Subsidiary, its name, jurisdiction of organization or formation and any agreement binding on the holders of its Equity Interests with respect to such Equity Interests, and (b) for each Subsidiary of the Company, its authorized and issued Equity Interests and the names of the holders of its Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Restatement Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger, amalgamation or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. Except for the Equity Interests issued under the Company’s 2006 Performance Equity Plan, the Company’s 2012 Incentive Compensation Plan, and inducement grants to new employees approved by the Compensation Committee of the Company’s Board of Directors, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.

    9.1.5.   Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Except as otherwise indicated on Schedule 9.1.5, each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. The provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents are effective to create in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in and first priority Lien (except for those Permitted Liens that have priority in such Collateral by operation of law) on all right title and interest of the respective Obligors in the Collateral described therein, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, except (a) as otherwise contemplated hereby or under any other Loan Documents, and (b) except as to specific items of Collateral as to which Agent may determine, in consultation with the Borrower Agent, not to perfect its security interest therein based on the value thereof relative to the costs of such perfection.

    9.1.6.   Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

    (a)       it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

    (b)       it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

    (c)       it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

    (d)       it is not subject to any offset, Lien (other than Agent’s Lien), defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent and is not subject to any discount or deduction except discounts and deductions arising in the Ordinary Course of Business consistent with past practices or otherwise disclosed in writing to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

    (e)       no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC and/or PPSA, as applicable, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice;

    (f)        no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

    (g)       to the best of Obligors’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

    9.1.7.   Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Company and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, or in the case of the Canadian Guarantor, GAAP as in effect in Canada, as and to the extent applicable (in either case, except as otherwise noted therein and, in the case of unaudited financial statements, subject to the absence of footnotes and normal year-end adjustments), and fairly present the financial positions and results of operations of Company and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time provided, that, with respect to projected financial information, it being understood and agreed that (a) any financial or business projections furnished by the Borrowers are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrowers, (b) no assurance is given by the Borrowers that the results of such projections will be realized and (c) the actual results may differ from the results of such projections and such differences may be material. Except as otherwise disclosed by the Company in its filings with the Securities and Exchange Commission, or any similar applicable Governmental Authority in any other applicable jurisdiction, since December 28, 2019, there has been no change in the business, assets, Properties, liabilities, operations or financial condition of the Obligors, taken as a whole, that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. The Obligors, taken as a whole, are Solvent.

    9.1.8.   Surety Obligations. Except as disclosed on Schedule 9.1.8, no Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other Material Contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

    9.1.9.   Taxes. Each Obligor and Subsidiary (other than any Immaterial Foreign Subsidiary) has filed all federal, state, provincial, territorial, and other material tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes and Priority Payables upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

    9.1.10.  Brokers. Except as disclosed on Schedule 9.1.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

    9.1.11.  Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property, licenses, permits and other authorizations reasonably necessary for the conduct of its business as currently conducted, and does not infringe upon misuse, misappropriate or violate any rights held by any other Person except for such infringements, misuses, misappropriations or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 9.1.11, there is no pending or, to any Obligor’s or Subsidiary’s knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property) that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 9.1.11, no Obligor or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary is shown on Schedule 9.1.11.

    9.1.12.   Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

    9.1.13.  Compliance with Laws.(a)  Each Obligor and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been (i) no citations, notices of noncompliance or requests for information issued to any Obligor by the CPSC within the immediately preceding three years other than those described on Schedule 9.1.13, and (ii) no notices or orders of material noncompliance issued to any Obligor by any other Governmental Authority under any Applicable Law. To the best knowledge of the Obligors, no Inventory has been produced by Obligors in violation of the FLSA or in violation of any CPSC Regulations. The Obligors have current and effective certificates of compliance for each children's product and each children's toy that the Obligors sell, manufacture or distribute. The Obligors conduct current testing of all children's products and children's toys that the Obligors sell, manufacture or distribute in accordance with Applicable Law. Except as described on Schedule 9.1.13, there are no pending or, to the knowledge of the Obligors, threatened (in writing), recalls, or regulatory actions or investigations by the CPSC with respect to the Obligors or any of the products or toys that the Obligors sell, manufacture or distribute. To the best knowledge of the Obligors, none of the products or toys that the Obligors sell, manufacture or distribute contains a defect that could create a substantial product hazard or could create an unreasonable risk of serious injury or death. The Obligors have complied in a timely manner with all reporting requirements under the CPSC Regulations. To the best knowledge of the Obligors, the Obligors have not materially misrepresented in any report filed by the Obligors with the CPSC, the scope of the hazards posed by any toys or products that the Obligors sell, manufacture or distribute or the numbers of incidents or injuries that have been caused by or that have been alleged to have been caused by such toys and products.

    (b)       Without limiting the foregoing, no Obligor or, to the knowledge of the Borrowers, any of their respective Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Obligor or, to the knowledge of the Borrowers, any of their respective Affiliates (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti- Terrorism Law.

    (c)       No Obligor or, to the knowledge of the Borrowers, any of their respective Affiliates or any officer, director, or employee, or agent, representative, sales intermediary of such Person, in each case, acting on behalf of any Obligor or any of its Restricted Subsidiaries in violation of any applicable Anti-Corruption Law. None of the Obligors or any of their Affiliates has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws. There is no material suit, litigation, arbitration, claim, audit, action, proceeding or investigation pending or, to the knowledge of any executive officer of the Borrowers, threatened (in writing) against or affecting the Obligors or any of their Affiliates related to any applicable Anti-Corruption Law, before or by any Governmental Authority. None of the Obligors has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law. In the three (3) years prior to the Closing Date, none of the Obligors has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing.

    9.1.14.  Compliance with Environmental Laws. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and disclosed on Schedule 9.1.14, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state, provincial, municipal or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or Subsidiary has received any Environmental Notice. No Obligor or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it, except where such liability could not reasonably be expected to result in a Material Adverse Effect.

    9.1.15.  Burdensome Contracts. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

    9.1.16.  Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened in writing against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000). No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

    9.1.17.  No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and, to the knowledge of the Obligors and each of their Subsidiaries, no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a material default, under any Material Contract or in the payment of any Borrowed Money in excess of $500,000. To the best knowledge of the Obligors, there is no basis upon which any party (other than an Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

    9.1.18.  ERISA. Except as disclosed on Schedule 9.1.18:

    (a)        Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

    (b)        There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect. No Borrower is or will be using "plan assets" (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letter of Credits, Commitments or Loan Documents.

    (c)        (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date. No Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid. No Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

    (d)       With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

    (e)        (i) each Obligor is in compliance with the requirements of the PBA and other Applicable Laws with respect to each Canadian Pension Plan, except where the failure to so comply would not have a Material Adverse Effect, (ii) to the knowledge of the Obligors, no fact or situation exists that may reasonably be expected to adversely affect the registered status of any Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect, (iii) no Obligor maintains, sponsors or contributes to any Canadian Defined Benefit Pension Plan other than those consented to pursuant to Section 10.2.18 hereof, (iv) no Termination Event has occurred in respect of which a Canadian Priority Payables Reserve has not been taken,(v) no Lien has arisen in respect of Obligors or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due) which could reasonably be expected to have a Material Adverse Effect; and (vi) all required contributions of any Obligor to each Canadian Pension Plan have been made when due under Applicable Laws (except for contributions, the outstanding status of which cannot be reasonably expected to have a Material Adverse Effect).

    (f)         Neither SI UK nor any of its Subsidiaries is or has at any time been (i) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or (ii) “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

    9.1.19.  Trade Relations. Except as set forth on the Company’s filings with the Securities and Exchange Commission, there exists no actual or threatened (in writing) termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Obligor or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Restatement Date.

    9.1.20.  Labor Relations. Except as described on Schedule 9.1.20, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement (other than design services consulting agreements and other consulting agreements that have been disclosed to Agent). Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

    9.1.21.  Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Restatement Date.

    9.1.22.   Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

    9.1.23.  Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

    9.1.24.  OFAC. None of (i) Borrower, Subsidiary or any director, officer, or employee, or (ii) to the knowledge of the Borrower, any agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

    9.1.25.  Beneficial Ownership Certification. As of the Restatement Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

    9.1.26.  Centre of Main Interests and Establishments. For the purposes of regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each of the UK Guarantors’ centre of main interest (as that term is used in Article 3(l) of the Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

    9.1.27.  EEA Financial Institutions. No Obligor is an EEA Financial Institution.

    9.1.28.  CARES Debt. All applications, documents and other information submitted to any Governmental Authority with respect to the CARES Debt shall be true and correct. No Lender or any of its Affiliates is deemed an “affiliate” of any Obligor or any of its Subsidiaries for any purpose related to the CARES Debt, including the eligibility criteria with respect thereto. Each Obligor acknowledges and agrees that (a) it has consulted its own legal and financial advisors with respect to all matters related to CARES Debt (including eligibility criteria) and the CARES Act – Title I, (b) it is responsible for making its own independent judgment with respect to CARES Debt and the process leading thereto, and (c) it has not relied on Agent, any Lender or any of their respective Affiliates with respect to any of such matters.

9.2.          Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

Section 10.      COVENANTS AND CONTINUING AGREEMENTS

10.1.        Affirmative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1.      Inspections; Appraisals.

(a)            Permit Agent from time to time, subject (except when an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them. This Section 10.1.1(a) shall not apply to Immaterial Foreign Subsidiaries unless an Event of Default has occurred and is continuing.

(b)            Reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, once per Loan Year; and (ii) an appraisal of Inventory and a Brand Appraisal, once per Loan Year; provided, however, that (i) during any Increased Field Exam/Appraisal Period, the Obligors shall reimburse Agent for up to two appraisals of Inventory, two Brand Appraisals, and two field examinations per Loan Year, and (ii) if an examination, Inventory appraisal or Brand Appraisal is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to any such limits. Obligors agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the reasonable and documented charges of any third party used for such purposes. No calculation of the Revolver Borrowing Base or FILO Borrowing Base shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and Inventory appraisals reasonably satisfactory to Agent.

10.1.2       Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)            as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Obligors and Subsidiaries, which consolidated statements shall be audited and certified (without qualification except to the extent any qualification results solely from a current maturity of any Indebtedness) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Agent, it being agreed that RSM US, LLP is acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information reasonably acceptable to Agent;

(b)            as soon as available, and in any event within 45 days after the end of each Fiscal Quarter ending thereafter, unaudited balance sheets as of the end of such quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and, to the extent applicable, consolidating bases for Obligors and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of Obligors as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;

(c)            as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of the most recent Fiscal Month and the related statements of income and cash flow for such Fiscal Month and for the portion of the Fiscal Year then elapsed, on consolidated and, to the extent applicable, consolidating bases for Obligors and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)            concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent (for the avoidance of doubt, regardless of whether a Financial Covenant Testing Period shall be in effect, Obligors shall be required to deliver a Compliance Certificate concurrently with the delivery of all financial statements under clauses (a), (b) and (c) above, which Compliance Certificate shall contain a detailed calculation of the Fixed Charge Coverage Ratio as of the Fiscal Month most recently ended, which calculation shall be deemed to have been provided solely for informational purposes if a Financial Covenant Testing Period shall not be in effect at such time);

(e)            concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to any Obligor(s) by their accountants in connection with such financial statements;

(f)             as soon as available, but in any event not later than thirty (30) days after the last day of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, on a Fiscal Month by Fiscal Month basis;

(g)            at Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h)            promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(i)            (i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan and, on the request of the Agent, the most recently filed actuarial valuation report in respect of a Canadian Defined Benefit Pension Plan;

(j)             as soon as available an in any event with 30 days after the end of each month, a written report containing an analysis by management of the financial results of most recent Fiscal Month;

(k)            as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Obligor and containing such additional information as the Agent, or any Lender through the Agent, may reasonably specify; and

(l)             such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3.      Notices. Notify Agent and Lenders in writing, promptly, and in any event within two Business Days, after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat in writing or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation (in writing) of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release which could reasonably be expected to have a Material Adverse Effect, by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event or Termination Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening; (l) the threat (in writing) or commencement of any regulatory action or investigation by the CPSC with respect to any Obligor or with respect to any product or toy sold, manufactured or distributed by any Obligor; (m) the receipt by any Obligor of any Epidemiological Report, the posting of any notice on SaferProducts.gov, or request for information issued to any Obligor by the CPSC, all with respect to any product or toy sold, manufactured or distributed by any Obligor; (n) the commencement of any voluntary or involuntary recall of any product or toy that the Obligors sell, manufacture or distribute; (o) [reserved]; (p) of any material change in accounting policies or financial reporting practices by any Obligor(s); (q) the filing and/or the enforcement against the Obligors of any Lien for unpaid Taxes or Priority Payables that in the aggregate for all such occurrences exceed $1,000,000; (r) any sale, disposition, or abandonment of any Intellectual Property and/or Equipment, including any such sale, disposition, or abandonment that constitutes a Permitted Asset Disposition hereunder; (s) any sale or transfer of Equity Interest that would constitute a Change of Control under clause (a), (c), (d) or (e) of the definition of Change of Control not less than thirty (30) days prior to the consummation of such sale or transfer, (t) any sale or transfer of a material portion of the assets of any Subsidiary that would constitute a Change of Control under clause (f) of the definition of Change of Control not less than thirty (30) days prior to the consummation of such sale or transfer, or (u) any loss, theft, damage or destruction of any Collateral in an amount greater than or equal to: (i) $50,000 with respect to any single occurrence or (ii) $200,000 in the aggregate from and after the Restatement Date.

Each notice pursuant to this Section 10.1.3 shall be accompanied by a statement of a Senior Officer of the Borrower Agent setting forth details of the occurrence referred to therein and stating what action the Borrower Agent has taken and proposes to take with respect thereto. Each notice pursuant to this Section 10.1.3 shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

10.1.4.      Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.      Compliance with Laws. Comply with all Applicable Laws, including ERISA, PBA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, CPSC Regulations and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release, which could reasonably be expected to have a Material Adverse Effect, occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority. Maintain adequate testing and other procedures to ensure the safety of all products and toys that the Obligors sell, manufacture or distribute.

10.1.6.      Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.      Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent) reasonably satisfactory to Agent, (a) with respect to the Properties and business of Obligors and Subsidiaries (other than the Immaterial Foreign Subsidiaries) of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $~~20,000,000~~9,000,000, with deductibles and subject to an insurance assignment reasonably satisfactory to Agent, which shall provide for the proceeds of business interruption insurance to be payable to Agent for application to the Obligations.

10.1.8.      Licenses. Keep each License which constitutes a Material Contract affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License which constitutes a Material Contract, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any material default or breach asserted in writing by any Person to have occurred under any License which constitutes a Material Contract.

10.1.9.      Future Subsidiaries. Promptly (not later than 5 Business Days) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary (other than a Foreign Subsidiary that is no longer designated an Immaterial Foreign Subsidiary), cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.

10.1.10.    UK Pension Schemes. Ensure that neither SI UK nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

10.1.11.    Ongoing Obligation. Promptly following any request therefor, provide information and documentation reasonably requested by the ~~Administrative~~ Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

10.1.12.    People with Significant Control regime. The Company and its Subsidiaries shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2005 from any company incorporated in the United Kingdom whose shares are subject of a Lien in favor of the Agent, and (b) promptly (not later than 5 Business Days) provide the Agent with a copy of that notice.

10.1.13.    Centre of Main Interests. Each UK Guarantor shall maintain its centre of main interests in England and Wales for the purposes of the Regulation.

10.1.14.    [Reserved].

10.1.15.    [Reserved].

10.1.16.    CARES Debt.

(a)            Obligors shall provide to Agent (i) a copy of their application for CARES Debt promptly upon submission thereof and (ii) copies of the definitive loan documentation for CARES Debt promptly following execution and delivery thereof by the parties, together with a reasonably detailed written estimate of the amount of CARES Debt that Obligors reasonably anticipate will be subject to forgiveness pursuant to the provisions of the CARES Act - Title I.

(b)            Obligors shall timely (and, in any event, not later than December 31, 2020 (or such longer period as may be agreed by Agent) submit all applications and required documentation necessary or desirable for the lender of the CARES Debt and/or the Small Business Administration to make a determination regarding the amount of the CARES Debt that is eligible to be forgiven.

(c)            Obligors shall provide to Agent copies of any amendments, modifications, waivers, supplements or consents executed and delivered with respect to CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Obligor with respect to the CARES Debt.

(d)            Obligors shall, to the extent not included in the foregoing clause (b) or (c), promptly (and in any event within three (3) Business Days) upon receipt or filing thereof, as applicable, provide to Agent copies of all material documents, applications and correspondence with the applicable lender or any Governmental Authority relating to CARES Debt, including with respect to loan forgiveness.

(e)            Obligors shall use the proceeds of the CARES Debt solely for CARES Act Permitted Purposes. Obligors agree to, and will cause each of their Subsidiaries to (i) deposit all proceeds from CARES Debt into a segregated Deposit Account (the “CARES Account”) that is specially and exclusively used to hold proceeds of CARES Debt, (ii) not commingle their funds that are not proceeds of CARES Debt with the proceeds of CARES Debt and (iii) use funds from the CARES Account solely for CARES Act Permitted Purposes and before using any other cash on hand to pay expenses that are CARES Act Permitted Purposes. Without limiting anything in the foregoing, Obligors shall cause the proceeds of the CARES Debt to be deposited in a Deposit Account that is not subject to the cash dominion of Agent or any other secured party, and shall ensure that the proceeds of the CARES Debt are not used to repay other Indebtedness.

(f)             On the CARES Forgiveness Date, Obligors shall deliver to Agent a certificate of an Authorized Officer of Obligors certifying as to the amount of the CARES Debt that will be forgiven pursuant to the provisions of the CARES Act - Title I, together with reasonably detailed description thereof, all in form satisfactory to Agent.

(g)            Each Obligor agrees that it will not make any claim that Agent, any Lender or any of their respective Affiliates have rendered advisory services of any nature or respect in connection with any CARES Debt, the CARES Act – Title I or the process leading thereto.

10.2.            Negative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall not and shall not permit any Subsidiary (other than Foreign Subsidiaries) to:

10.2.1.      Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)            the Obligations;

(b)            ~~[reserved]~~the Second Lien Debt so long as such Debt is subject to the Intercreditor Agreement;

(c)            Permitted Purchase Money Debt and obligations with respect to Capital Leases so long as the aggregate amount outstanding under this clause (c) does not exceed $2,500,000 at any time;

(d)            Borrowed Money listed on Schedule 10.2.1 (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Restatement Date and not satisfied with proceeds of Loans funded on the Restatement Date;

(e)            Debt with respect to Bank Products incurred in the ordinary course of business;

(f)             Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $1,000,000 in the aggregate at any time;

(g)            Permitted Contingent Obligations;

(h)            Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)             Subordinated Debt;

(j)             Debt of the Obligors owing to any Subsidiary and of any Subsidiary owing to an Obligor or any other Subsidiary; provided, that any such Debt that is owed by a Subsidiary that is not an Obligor shall be subject to Sections 10.2.5 and 10.2.7;

(k)            Debt owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations to such Person or to finance insurance premiums, in each case incurred in the Ordinary Course of Business;

(l)             Debt consisting of cash earnout obligations owed to the seller of any business or assets acquired in a Permitted Acquisition; provided that the aggregate amount of Debt outstanding at any one time permitted under this Section 10.2.1(l) shall not exceed $1,500,000;

(m)           unsecured Indebtedness in an aggregate principal amount not to exceed $1,955,792, provided that such Debt is not “moratorium debt” as such term is defined in the Corporate Insolvency and Governance Act 2020 (UK) unless such moratorium debt is incurred with the prior written consent of Agent, advanced by (i) any Governmental Authority (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this Section 10.2.1(m), pursuant to the CARES Act - Title I (such unsecured Indebtedness, “CARES Debt”); provided, that unless otherwise approved by Agent, (A) no Event of Default shall have occurred and be continuing at the time of incurrence thereof and (B) CARES Debt shall (1) be used by Obligors and their Subsidiaries solely for purposes permitted under the CARES Act - Title I, (2) have a maturity date not less than two (2) years after the date of incurrence of the CARES Debt, (3) bear interest at a rate not greater than one percent (1%) per annum, (4) not require any payments of principal prior to maturity and (5) otherwise have terms customary for loans made pursuant to the CARES Act - Title I (taken as a whole); provided, further, that CARES Unforgiven Debt, if any, shall not be permitted under this Section 10.2.1(m); and

(n)            Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time.

For purposes of determining compliance with this Section 10.2.1, in the event that an item of Debt (or any portion thereof, but excluding any Indebtedness incurred pursuant to Section 10.2.1(a) at any time meets the criteria of more than one of the categories described above in Section 10.2.1, the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item of Debt (or any portion thereof) and shall only be required to include the amount and type of such Debt in one of the above clauses. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Debt (in each case so long as such additional Debt is in the same form and on the same terms as the Debt to which such payment relates) shall not be deemed to be an incurrence of Debt for purposes of this Section 10.2.1.

10.2.2.      Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)            Liens in favor of Agent;

(b)            ~~[reserved]~~Liens in favor of Second Lien Agent securing the Second Lien Debt to the extent such Liens are subject to the Intercreditor Agreement;

(c)            Purchase Money Liens securing Permitted Purchase Money Debt;

(d)            Liens for Taxes not yet overdue or being Properly Contested;

(e)            inchoate statutory Liens (other than Liens for Priority Payables, Liens for Taxes or Liens imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(f)             Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(g)            Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(h)            Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens do not give rise to a Default or an Event of Default hereunder and are being Properly Contested;

(i)             easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(j)             normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(k)            Liens securing Debt permitted by Section 10.2.1(c) so long as such Lien does not cover more than the property subject to such Capital Lease;

(l)             with respect to any Collateral covered by the UK Security Agreements, any Security (as such term is defined in the UK Security Agreements) arising solely by operation of law or in the ordinary course of trading securing amounts not more than 30 days overdue and not arising as a result of any default or omission of an Obligor or its Subsidiaries;

(m)           statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by Applicable Law in the Ordinary Course of Business for amounts not yet due or which are being Properly Contested;

(n)            pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(o)            any Lien existing on any property or asset (other than Accounts or Inventory) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that became or becomes a Subsidiary after the Restatement Date prior to the time such Person became or becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Subsidiary as the case may be, (ii) such Lien shall not apply to any other property or asset of the Borrower or any Obligor (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender), (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Debt, such Debt is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Debt) and premium payable by the terms of such obligations thereon and fees and expenses associated therewith) and (iv) the Debt secured by such Lien is incurred pursuant to and in accordance with the terms of Section 10.2.1(f);

(p)            Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement, in each case not interfering in any material respect with the ordinary conduct of the business of the Borrowers and the Subsidiaries, taken as a whole;

(q)            any Lien in connection with debt permitted under Section 10.2.1(h);

(r)             Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(s)            the filing of UCC financing statements solely as a precautionary measure or required notice in connection with operating leases or consignment of goods;

(t)             Liens not otherwise permitted by this Section10.2.2 to the extent that the aggregate outstanding amount of the obligations secured thereby at any time outstanding does not exceed $500,000;

(u)            Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

(v)            Liens of bailees in the Ordinary Course of Business;

(w)           utility and similar deposits in the Ordinary Course of Business;

(x)             non-exclusive licenses and sublicenses granted by a Borrower or any of its Subsidiaries and leases and subleases by a Borrower or any Subsidiary to third parties in the Ordinary Course of Business not interfering with the business of a Borrower or any of its Subsidiaries; and

(y)            existing Liens shown on Schedule 10.2.2.

For purposes of determining compliance with this Section 10.2.2, (x) a Lien need not be incurred solely by reference to one category of Liens described above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens described above, the Borrowers, in their sole discretion, may classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this covenant.

Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Agent or any Lender of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Agent or such Lender of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

10.2.3.      [Intentionally Deleted].

10.2.4.      Distributions; Upstream Payments. Declare or make, directly or indirectly, any Distribution (or enter into any agreement which obligates any Borrower or Subsidiary to make any Distribution unless such agreement is conditioned upon either obtaining the consent of Agent and Required Lenders to such transaction or the Full Payment of the Obligations upon the making of such Distribution), except Permitted Restricted Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Restatement Date as shown on Schedule 9.1.15.

10.2.5.      Restricted Investments. Make any Restricted Investment.

10.2.6.      Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7.      Loans. Make any loans or advances, except (a) to officers, directors, partners and employees of the Obligors in the Ordinary Course of Business in an amount greater than $200,000 to any individual at any time or in an aggregate amount greater than $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans by an Obligor to another Obligor, provided that intercompany loans from the US Borrowers (i) to the Canadian Guarantors shall not exceed $500,000 in the aggregate at any time and (ii) to the UK Guarantors shall not exceed $1,000,000 in the aggregate at any time.

10.2.8.      Restrictions on Payment of Certain Debt. Except in connection with any Refinancing permitted under Section 10.2.1, make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Restatement Date (or as amended thereafter with the consent of Agent).

10.2.9.      Fundamental Changes. (a) Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization, without, in the case of any such change described in this clause (a), providing not less than ten (10) days prior written notice to Agent, (b) liquidate, wind up its affairs or dissolve itself; or (c) merge, amalgamate, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers, amalgamations or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; or (ii) Permitted Acquisitions.

10.2.10.    Subsidiaries. Form or acquire any Subsidiary after the Restatement Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11.    Organic Documents. Amend, modify or otherwise change any of its Organic Documents in any manner adverse to the Lenders, except in connection with either a rights distribution by the Company or a transaction permitted under Section 10.2.9.

10.2.12.    Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.

10.2.13.    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.    Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Restatement Date; and (b) following the Restatement Date, subject to Agent’s prior consent.

10.2.15.    Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.    Conduct of Business. Engage in any business, other than (i) the businesses conducted by the Obligors on the Restatement Date and activities incidental or supplemental thereto, and (ii) businesses similar to the business conducted by the Obligors on the Restatement Date or other businesses approved by Agent in its Permitted Discretion. This Section 10.2.16 shall not apply to Immaterial Foreign Subsidiaries.

10.2.17.    Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors; (d) transactions with Affiliates that were consummated prior to the Restatement Date, as shown on Schedule 10.2.17; (e) intercompany loans permitted under Section 10.2.7; and (f) subject to Agent’s prior consent (such consent not to be unreasonably withheld, denied, delayed or conditioned), transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms which are fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18.    Plans. Become party to (including by way of acquisition of any Person), without the consent of the Agent (acting reasonably), any Multiemployer Plan, Canadian Defined Benefit Pension Plan or Foreign Plan, other than any in existence on the Restatement Date.

10.2.19.    Amendments Subordinated Debt. Amend, restate, supplement or otherwise modify any document, instrument or agreement relating to the Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) materially increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Obligor or Subsidiary, or that is otherwise materially adverse to any Obligor, any Subsidiary or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof.

10.2.20.    Amendments to CARES Debt. Anything to the contrary contained in this Agreement notwithstanding, agree to any amendment, restatement, supplement, waiver or other modification of the CARES Debt if the effect of such amendment, restatement, supplement, waiver or other modification would be materially adverse to Obligors or the Lenders.

10.3.        Financial Covenants.

10.3.1.      Fixed Charge Coverage Ratio. ~~If a Financial Covenant Testing Period shall be in effect,~~ Obligors and their Subsidiaries shall maintain a Fixed Charge Coverage Ratio as of the last day of each Fiscal Month, commencing ~~on the first day of such Financial Covenant Testing Period and continuing until such Financial Covenant Testing Period shall no longer be continuing~~December 31, 2022, for each period of twelve consecutive Fiscal Months then most recently ended, of at least 1.00 to 1.00.

10.3.2.      Minimum Availability. Obligors and their Subsidiaries shall maintain Availability at all times of at least $3,000,000 (provided that, for purposes of determining compliance with this covenant as of the First Amendment Effective Date, Availability shall be deemed to include the net cash proceeds received by Borrowers from the funding of the initial term loan under the Second Lien Loan Agreement on the First Amendment Effective Date).

10.3.3.      Minimum EBITDA. Obligors and their Subsidiaries shall achieve EBITDA for each Applicable Period set forth below of not less than the Minimum EBITDA amount set forth below opposite such Applicable Period:

Applicable Period	Minimum EBITDA

Three Fiscal Months ending April 2, 2022	[***]
Four Fiscal Months ending April 30, 2022	[***]
Five Fiscal Months ending May 28, 2022	[***]
Six Fiscal Months ending July 2, 2022	[***]
Seven Fiscal Months ending July 30, 2022	[***]
Eight Fiscal Months ending August 27, 2022	[***]
Nine Fiscal Months ending October 1, 2022	[***]
Ten Fiscal Months ending October 29, 2022	[***]
Eleven Fiscal Months ending November 26, 2022	[***]

10.4.        Restrictions on Activities of Company. Obligors covenant and agree that Company shall not (i) hold any assets other than the Equity Interests of SI USA, SI UK or SI Asia and cash and Cash Equivalents, (ii) have any material liabilities other than liabilities under the Loan Documents, tax liabilities in the Ordinary Course of Business, liabilities under employment agreements and written employment arrangements, and corporate, administrative and operating expenses in the Ordinary Course of Business, or (iii) engage in any business other than owning the Equity Interests of SI USA and activities incidental to such ownership, acting as a co-borrower in respect of the Obligations hereunder, and granting to Agent for the benefit of Lenders, security interests in and Liens upon its assets pursuant to the Security Documents to which it is a party.

10.5.        Restrictions on Activities of Foreign Subsidiaries. Obligors covenant and agree that (a) no Obligor shall guaranty any liabilities or obligations of any Foreign Subsidiary; (b) no Obligor shall make any Investment in, or transfer any properties or assets to, any Foreign Subsidiary, other than as permitted under Sections 10.2.5 and 10.2.17; (c) no Foreign Subsidiary shall create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Restatement Date as shown on Schedule 9.1.15 and (d) the aggregate outstanding Debt owed by Foreign Subsidiaries (excluding Debt owed to Obligors that is permitted under Section 10.2.7) shall not at any time exceed the foreign currency equivalent of $250,000.

Section 11.       EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.        Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)            Any Obligor fails to pay (i) its Obligations under the Loan Documents constituting principal, interest, or any fees payable under Sections 3.2.1, 3.2.2 or 3.2.3 when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) solely with respect to any Obligations not constituting principal, interest, or any fees payable under Sections 3.2.1, 3.2.2 or 3.2.3;

(b)            Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)            An Obligor breaches or fail to perform any covenant contained in Section 7.4, 8.1, 8.2.4, 8.2.5, 8.5, 8.6.2, 10.1.1(a), 10.1.2, 10.1.3, 10.1.6, 10.2 or 10.3;

(d)            An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 20 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)            A Guarantor repudiates, revokes or attempts to revoke in writing its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)            Any (i) breach or default of an Obligor occurs under any Hedging Agreement, (ii) any “Event of Default” (as defined in the Second Lien Loan Agreement) occurs under the Second Lien Loan Documents, or (~~ii~~iii) any breach or default of an Obligor occurs under any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Second Lien Debt) in excess of $2,000,000 (if, with respect to this clause (~~ii~~iii), the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach); provided that so long as the Agent has not exercised any remedies under this Section 11, any Default or Event of Default under this Section 11.1(f) shall be immediately cured and no longer continuing (without any action on the part of the Agent, any Lender or otherwise) as and when any such failure (x) is remedied by the Borrowers or applicable Subsidiary or (y) is waived (including in the form of amendment) by the requisite holders of the applicable foregoing;

(g)            Any final non-appealable judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of insurance coverage therefor that has not been denied by the insurer) and has not been paid, satisfied, discharged, or vacated and there is a period of 30 calendar days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(h)            A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $2,000,000;

(i)            An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)            An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; any Obligor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the Ordinary Course of Business; a trustee, a receiver, an interim receiver, monitor, liquidator or similar official is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding or proceeding applicable to bankruptcy or insolvency is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition or notice commencing the proceeding is not timely contested by the Obligor, the petition or notice is not, in respect of an Obligor (other than a UK Guarantor, dismissed within 45 days after filing, an order for relief is entered in the proceeding, or in respect of a UK Guarantor, the petition is a winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement;

(k)            (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; (ii) a Termination Event occurs with respect to a Canadian Defined Benefit Pension Plan in respect of which a Canadian Priority Payables Reserve has not been taken or any Lien arises in respect of Obligors (save for contribution amounts not yet due) in connection with any Canadian Pension Plan which Lien would reasonably be expected to result in a Material Adverse Effect; (iii) an event occurs which constitutes grounds for the termination of any UK Pension Scheme or for the appointment of a receiver, liquidator, administrator or trustee in bankruptcy of any UK Pension Scheme or if any Obligor is in default with respect to the terms of payment or the performance of its obligations under any UK Pension Scheme or any Lien arises in respect of any Obligor in connection with any UK Pension Scheme or (iv) any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)             An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state, provincial or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986, Proceeds of Crime Act and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)            A Change of Control occurs;

(n)            [Reserved];

(o)            Any fine is issued against any Obligors by the CPSC in an amount that exceeds, individually or cumulatively with all other fines issued by the CPSC against the Obligors within the prior 12 months, $1,500,000;

(p)            Obligors institute a recall of products or toys constituting Inventory which: (i) is unsaleable or unable to be repaired and has an aggregate Value in excess of $2,000,000, (ii) results in, or could reasonably be expected to result in, the Obligors expending in excess of $2,000,000 in connection with the recall, repair, remediation or replacement of such Inventory, or (iii) results in, or could reasonably be expected to result in, the Obligors incurring claims, losses, liabilities or damages in excess of $5,000,000 in the aggregate (net of insurance coverage therefor that has not been denied by the insurer);

(q)            The subordination provisions of any agreement or instrument relating to any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person party thereto (other than Agent, the Lenders or the Issuing Bank) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(r)            (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Obligor or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Obligor denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document;

(s)            Except as otherwise expressly permitted hereunder, an Obligor shall take any action to either: (i) suspend the operation of all or a material portion of its business in the ordinary course, (ii) suspend the payment of any material obligations in the ordinary course or suspend the performance under Material Contracts in the ordinary course, (iii) solicit proposals for the liquidation of, or undertake to liquidate, all or a material portion of its assets, or (iv) solicit proposals for the employment of, or employ, an agent or other third party to conduct a program of liquidation sales of any material portion of its business, taken as a whole; or

(t)             any event of default occurs with respect to the CARES Debt or any event or condition occurs that results in the CARES Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the CARES Debt to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

11.2.        Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)            declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)            terminate, reduce or condition any Commitment, or make any adjustment to the Revolver Borrowing Base or FILO Borrowing Base;

(c)            require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not a Revolver Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)            exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC, PPSA or UK ST Law. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3.         License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4.        Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.        Remedies Cumulative; No Waiver.

11.5.1.      Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.      Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12.       AGENT

12.1.        Appointment, Authority and Duties of Agent.

12.1.1.      Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents and to hold the security interests constituted by the UK Security Agreements on trust for the Secured Parties in accordance with their terms and the Agent accepts that appointment. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. The duties of Agent are ministerial and administrative in nature only, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Account or Inventory constitutes an Eligible Account, Eligible In-Transit Inventory or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2.      Duties. The title of "Agent" is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3.      Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.      Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2.        Agreements Regarding Collateral and Borrower Materials.

12.2.1.      Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.      Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3.      Reports. Agent shall promptly provide to Lenders, when complete, any field audit, examination, Inventory appraisal report or Brand Appraisal prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon Obligors’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3.        Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4.        Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or PPSA sales other dispositions of Collateral, or to assert any rights relating to any Collateral.

12.5.        Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined in accordance with each Lender’s Applicable Percentage of such Obligation (or in accordance with Section 5.6.2, as applicable), such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction in accordance with each Lender’s Applicable Percentage thereof (or in accordance with Section 5.6.2, as applicable). If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without Agent’s prior consent.

12.6.         Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Applicable Percentage. Notwithstanding anything to the contrary set forth herein, no Indemnitee shall be entitled to indemnification from any Lender for a claim that is directly and solely attributable to the gross negligence or willful misconduct of such Indemnitee.

12.7.        Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents. Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor the list or identities of, or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender (other than a Lender which is an Affiliate of Agent) or Participant (other than a Participant which is an Affiliate of Agent) or prospective Lender or Participant (other than a prospective Lender or a Participant which is an Affiliate of Agent) is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.

12.8.        Successor Agent and Co-Agents.

12.8.1.      Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower Agent. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it, which shall be a Lender unless no Lender accepts the role. Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2.      Co-Collateral Agent. If necessary or appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If the agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9.        Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10.      Remittance of Payments and Collections.

12.10.1.    Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2.            Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate FILO Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3.            Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Applicable Percentage of the amounts required to be returned.

12.11.            Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders,” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12.            Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13..           Certain ERISA Matters

12.13.1.            Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true: (a) Lender is not using "plan assets" (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender's entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender's entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender's entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.13.2.            Further Lender Representation. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.14.            Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15.            No Third Party Beneficiaries. THIS SECTION 12 IS AN AGREEMENT SOLELY AMONG SECURED PARTIES AND AGENT, AND SHALL SURVIVE FULL PAYMENT OF THE OBLIGATIONS. THIS SECTION 12 DOES NOT CONFER ANY RIGHTS OR BENEFITS UPON BORROWERS OR ANY OTHER PERSON, AS BETWEEN OBLIGORS AND AGENT, ANY ACTION THAT AGENT MAY TAKE UNDER ANY LOAN DOCUMENTS OR WITH RESPECT TO ANY OBLIGATIONS SHALL BE CONCLUSIVELY PRESUMED TO HAVE BEEN AUTHORIZED AND DIRECT BY SECURED PARTIES.

Section 13.      BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3; and (c) no Lender may assign any Revolver Loans or any portion of its Revolver Commitments to any Competitor without the prior written consent of Borrower Agent. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.            Participations.

13.2.1.            Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents; provided, that no Lender shall sell any participating interest to any Competitor without the prior written consent of Borrower Agent. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Obligors shall be determined as if it had not sold such participating interests, and Obligors and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant shall not be entitled to the benefits of Section 5.9 unless Borrower Agent agrees otherwise in writing and such Participant shall not be entitled to receive any greater payment under Section 5.9 than its participating Lender would have been entitled to receive.

13.2.2.            Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Revolver Termination Date, the FILO Termination Date, the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3.            Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant's name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant's interest is in registered form under the Code.

13.2.4.            Benefit of Set-Off. Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3.            Assignments.

13.3.1.            Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2.            Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3.            Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignee is permitted under the Loan Documents. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4.            Register. Agent, acting as a non-fiduciary agent of Obligors (solely for tax purposes), shall maintain (a) a copy of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Obligors, Agent and Lenders shall treat each lender recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Obligors or any Lender, from time to time upon reasonable notice.

13.4.            Replacement of Certain Lenders. If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (b) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

Section 14.      THE GUARANTEE

14.1.            Guarantee. The Guarantors hereby guarantee to each Lender, the Issuing Bank and Agent and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantors hereby further agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

14.2.            Obligations Unconditional. The obligations of the Guarantors under Section 14.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(I)            AT ANY TIME OR FROM TIME TO TIME, WITHOUT NOTICE TO SUCH GUARANTORS, THE TIME FOR ANY PERFORMANCE OF OR COMPLIANCE WITH ANY OF THE OBLIGATIONS SHALL BE EXTENDED, OR SUCH PERFORMANCE OR COMPLIANCE SHALL BE WAIVED;

(II)            ANY OF THE ACTS MENTIONED IN ANY OF THE PROVISIONS HEREOF OR OF THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN SHALL BE DONE OR OMITTED;

(III)            THE MATURITY OF ANY OF THE OBLIGATIONS SHALL BE ACCELERATED, OR ANY OF THE OBLIGATIONS SHALL BE MODIFIED, SUPPLEMENTED OR AMENDED IN ANY RESPECT, OR ANY RIGHT HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN SHALL BE WAIVED OR ANY OTHER GUARANTEE OF ANY OF THE OBLIGATIONS OR ANY SECURITY THEREFOR SHALL BE RELEASED OR EXCHANGED IN WHOLE OR IN PART OR OTHERWISE DEALT WITH; OR

(IV)            ANY LIEN OR SECURITY INTEREST GRANTED TO, OR IN FAVOR OF, AGENT, THE ISSUING BANK OR ANY LENDER OR LENDERS AS SECURITY FOR ANY OF THE OBLIGATIONS SHALL FAIL TO BE PERFECTED.

EACH GUARANTOR HEREBY EXPRESSLY WAIVES DILIGENCE, PRESENTMENT, DEMAND OF PAYMENT, PROTEST AND ALL NOTICES WHATSOEVER, AND ANY REQUIREMENT THAT AGENT, THE ISSUING BANK OR ANY LENDER EXHAUST ANY RIGHT, POWER OR REMEDY OR PROCEED AGAINST BORROWERS OR ANY OTHER GUARANTOR HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN, OR AGAINST ANY OTHER PERSON UNDER ANY OTHER GUARANTEE OF, OR SECURITY FOR, ANY OF THE OBLIGATIONS, AND HEREBY WAIVE THE BENEFITS OF DIVISION AND DISCUSSION.

14.3.            Reinstatement. The obligations of the Guarantors under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Agent, the Issuing Bank and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Agent, any Lender or the Issuing Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

14.4.            Subrogation. Until Full Payment of the Obligations, each of the Guarantors hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the bankruptcy code, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Section 14 and further agrees with each Borrower for the benefit of each creditor of such Borrower (including Agent, the Issuing Bank and each Lender) that any such payment by it shall constitute a contribution of capital by such Guarantor to such Borrower.

14.5.            Remedies. The Guarantors agree that, as between the Guarantors and the Lenders, the Obligations of Borrowers hereunder may be declared to be forthwith due and payable as provided in Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) for purposes of Section 14.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrowers) shall forthwith become due and payable by the Guarantor for purposes of, and, in the case of the Canadian Guarantors, subject to the limitations set forth in, Section 14.1.

14.6.            Instrument for the Payment of Money. Each of the Guarantors hereby acknowledges that the guarantee in this Section 14 constitutes an instrument for the payment of money only, and consents and agrees that Agent, the Issuing Bank, or any Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money only.

14.7.            Continuing Guarantee. The guarantee in this Section 14 is a continuing guarantee and shall apply to all Obligations whenever arising.

14.8.            General Limitation on Amount of Obligations Guaranteed. In any action or proceeding involving any state or non-U.S. corporate law, or any state or federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 14.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 14.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Lender, Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

14.9.            Joint Enterprise. Each Guarantor acknowledges that (a) the Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group and (b) such Guarantor shall derive direct and indirect economic and other benefits from the establishment by the Secured Parties of the credit facility under this Agreement in favor of Borrowers.

14.10.            Subordination. Each Borrower and each Guarantor hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of the Obligations.

14.11.            Conflicts with Canadian Guaranty or UK Guaranty. In the event that any of the terms of this Section 14 conflict with (i) the Canadian Guaranty as they relate to the Canadian Guarantors and/or (ii) the UK Guaranty as they relate to the UK Guarantors, the terms of the Canadian Guaranty and/or the UK Guaranty (as applicable) shall control.

Section 15.      MISCELLANEOUS

15.1.            Consents, Amendments and Waivers.

15.1.1.            Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)            without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)            without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c)            without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date, the FILO Termination Date or the Term Loan Maturity Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d)            without the prior written consent of all Lenders having Revolver Commitments (or if the Revolver Commitments have terminated, all Lenders having outstanding Revolver Loans), amend the definition of the term “Revolver Borrowing Base” (or any defined term used in the definition of “Revolver Borrowing Base”, provided that the Agent may in its Permitted Discretion, without the necessity of obtaining the consent of any Lender, increase or decrease the amount of the Availability Reserve, or increase, decrease, add or eliminate any of the components thereof, or reduce the percentages used in the definitions of Accounts Formula Amount and Inventory Formula Amount);

(e)            without the prior written consent of all Lenders having FILO Commitments (or if the FILO Commitments have terminated, all Lenders having outstanding FILO Loans), amend the definition of the term “FILO Borrowing Base” (or any defined term used in the definition of “FILO Borrowing Base”, provided that the Agent may in its Permitted Discretion, without the necessity of obtaining the consent of any Lender, reduce the Applicable FILO Account Advance Percentage and/or the Applicable FILO Inventory Advance Percentage);

(f)            without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Sections 5.6.2, 7.1 (except to add Collateral) or 15.1.1; (ii) amend the definitions of the terms “Applicable Percentage” or “Required Lenders”; (iii) release all or substantially all of the Collateral; (iv) subordinate the Liens in favor of Agent securing the Obligations to Liens in favor of any other Person (other than (x) Purchase Money Liens securing Permitted Purchase Money Debt, and (y) Liens securing obligations with respect to Capital Leases permitted by Section 10.2.1(b), which Liens do not cover more than the property subject to the applicable Capital Leases); or (v) except in connection with a merger, amalgamation, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(g)            without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.2.

15.1.2.            Limitations. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

15.1.3.            Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, to all Lenders providing their consent, in accordance with each such Lender’s Applicable Percentage.

15.2.            Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OTHER OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

15.3.            Notices and Communications.

(a)            Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Restatement Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

(b)            Electronic Communications; Voice Mail. Any Loan Document, Borrower Materials and other information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (collectively, “Communications”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with a Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute their legal, valid and binding obligations, enforceable to the same extent as if a manually executed original signature were delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted to electronic form (such as scanned into PDF), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed by it pursuant to procedures approved by it; provided (a) if Agent has agreed to accept such Electronic Signature, Agent and each Secured Party shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of an Obligor without further verification; and (b) upon the request by Agent or any Secured Party, an Electronic Signature shall be promptly followed by a manually executed counterpart. “Electronic Record” and “Electronic Signature” are used herein as defined in by 15 USC §7006. Voice mail may not be used as effective notice under the Loan Documents.

(c)            Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Lenders acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform.

(d)            Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Obligor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of an Obligor.

15.4.            Performance of Obligors’ Obligations. Agent may, in its discretion at any time and from time to time, at Obligors’ expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate FILO Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5.            Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

15.6.            Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7.            Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8.            Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Subject to the provisions of Section 15.3, Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

15.9.            Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

15.10.            Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

15.11.            No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

15.12.            Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor's obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied with this Section if such Person exercises a degree of care similar to that which such Person accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

15.13.            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

15.14.      Consent to Forum.      EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

15.15.            Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.16.      Patriot Act Notice.

15.16.1.            Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any "know your customer," anti-money laundering or other requirements of Applicable Law.

15.16.2.            If (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of a UK Guarantor after the date of this Agreement; (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (d) any law, regulation, applicable market guidance or internal policy in relation to the period review and/or updating of customer information obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Guarantor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

15.16.3.            Each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

15.17.            Canadian Anti-Money Laundering Legislation.

(a)            Each Obligor acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Obligors and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Obligors, and the transactions contemplated hereby. Each Obligor shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)            If the Agent has ascertained the identity of any Obligor or any authorized signatories of the Obligors for the purposes of applicable AML Legislation, then the Agent:

(i)            shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable AML Legislation; and

(ii)            shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Agent nor any other Agent has any obligation to ascertain the identity of the Obligors or any authorized signatories of the Obligors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Obligor or any such authorized signatory in doing so.

15.18.            Continued Effectiveness; No Novation. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation of the obligations, liabilities or indebtedness of Obligors under the Existing Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm, amend and restate the obligations, liabilities and indebtedness of Obligors created under or otherwise evidenced by the Existing Credit Agreement. All revolver loans outstanding under, the Existing Credit Agreement as of the Restatement Date shall automatically be deemed to constitute FILO Loans and Revolver Loans under this Agreement (as more fully described in Section 2.1.1). Obligors acknowledge and confirm that the liens and security interests granted by Obligors to Agent and Lenders under the Existing Credit Agreement remain in full force and effect and continue to secure all obligations, liabilities and indebtedness of Obligors under this Agreement. The term “Obligations” used in this Agreement and in the other Loan Documents (or any other term used herein or therein to describe or refer to the obligations, liabilities and indebtedness of the Obligors) describes and refers to all obligations, liabilities and indebtedness of Obligors under this Agreement and under the Existing Credit Agreement, as amended and restated hereby, as the same had been previously amended, modified, supplemented or restated prior to the date hereof and as the same may be further amended, modified, supplemented or restated from time to time. The Loan Documents and all agreements, documents and instruments executed and delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross-references in the Loan Documents to particular section or subsection numbers in the Existing Credit Agreement shall be deemed to be cross-references to the corresponding sections or subsections, as applicable, of this Agreement.

15.19.            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding any provision to the contrary set forth in this Agreement, in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document.

15.20.            [Reserved].

15.21.            Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 15.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

SUMMER INFANT, INC.

By:
Title:
Address:
1275 Park East Drive
Woonsocket, Rhode Island 02895
Attn: Ed Schwartz
Telephone: 401-671-6572
Email: eschwartz@sumrbrands.com

SUMMER INFANT (USA), INC.

By:
Title:
Address:
1275 Park East Drive
Woonsocket, Rhode Island 02895
Attn: Ed Schwartz
Telephone: 401-671-6572
Email: eschwartz@sumrbrands.com

[Signature Page to Third Amended and Restated Loan and Security Agreement]

GUARANTORS:

SUMMER INFANT CANADA, LIMITED

By:
Title:
Address:
1275 Park East Drive
Woonsocket, Rhode Island 02895
Attn: Ed Schwartz
Telephone: 401-671-6572
Email: eschwartz@sumrbrands.com

SUMMER INFANT EUROPE LIMITED

By:
Title:
Address:
1275 Park East Drive
Woonsocket, Rhode Island 02895
Attn: Ed Schwartz
Telephone: 401-671-6572
Email: eschwartz@sumrbrands.com

[Signature Page to Third Amended and Restated Loan and Security Agreement]

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Title:
Address:
Bank of America, N.A.
Mail Code: CT2-500-35-02
Cityplace 1, 185 Asylum Street
Hartford, CT 06103
Attn: Cynthia Stannard, SVP
Telecopy: 860-952-6830
Telephone: 860-952-6827
Email: cynthia.stannard@baml.com

LENDER:

BANK OF AMERICA, N.A., as Lender

By:
Title:
Address:
Bank of America, N.A.
Mail Code: CT2-500-35-02
Cityplace 1, 185 Asylum Street
Hartford, CT 06103
Attn: Cynthia Stannard, SVP
Telecopy: 860-952-6830
Telephone: 860-952-6827
Email: Cynthia.stannard@baml.com

[Signature Page to Third Amended and Restated Loan and Security Agreement]

Exhibit A

to

Third Amended and Restated Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Third Amended and Restated Loan and Security Agreement dated as of October 15, 2020, as amended (“Loan Agreement”), among SUMMER INFANT, INC., and SUMMER INFANT (USA), INC. (collectively, “Borrowers”), the Guarantors party thereto from time to time, BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.            Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments), (c) a principal amount of $________ of Assignor’s outstanding FILO Loans, (d) the amount of $__________ of Assignor’s FILO Commitment (which represents ____% of the total FILO Commitments), and (e) a principal amount of $__________ of Assignor’s outstanding Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.            Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________, its FILO Commitment is $__________, the outstanding balance of its FILO Loans is $_______________, and the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.            Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

A1

4.            This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.            Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference: _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference: _____________________

A2

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

A3

EXHIBIT B

to

Third Amended and Restated Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Third Amended and Restated Loan and Security Agreement dated as of October 15, 2020, as amended (“Loan Agreement”), among SUMMER INFANT, INC., and SUMMER INFANT (USA), INC. (collectively, “Borrowers”), the Guarantors party thereto from time to time, BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments), (c) a principal amount of $________ of Assignor’s outstanding FILO Loans, (d) the amount of $__________ of Assignor’s FILO Commitment (which represents ____% of the total FILO Commitments), and (e) a principal amount of $__________ of Assignor’s outstanding Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, Assignee’s Revolver Commitment to be increased by $_________, Assignor’s FILO Commitment to be reduced by $_________, and Assignee’s FILO Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

B1

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

SUMMER INFANT (USA), INC.

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By
Title:

B2

SCHEDULE 1.1(a)

to

Third Amended and Restated Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Applicable Percentage	FILO Commitment	Applicable Percentage	Term Loan Commitment	Applicable Percentage
Bank of America, N.A.	$40,000,000	100%	$2,500,000	100%	$7,500,000	100%

TOTALS:	$40,000,000	100%	$2,500,000	100%	$7,500,000	100%